Exhibit (b)(1)

EXECUTION VERSION

BANK OF AMERICA, N.A. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ONE BRYANT PARK NEW YORK, NY 10036	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK SECURITIES INC. 60 WALL STREET NEW YORK, NY 10005

August 14, 2013

Pianissimo Holdings Corp.

c/o Paulson & Co. Inc.

1251 Avenue of the Americas

New York, New York 10020

Project Beethoven

Commitment Letter

$75,000,000 Asset-Based Revolving Credit Facility

$185,000,000 First Lien Term Facility

$100,000,000 Second Lien Term Facility

Ladies and Gentlemen:

You have advised Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “MLPF&S”), Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, collectively, “DB” and, together with Bank of America and MLPF&S, each a “Commitment Party” and, collectively, the “Commitment Parties” or “we” or “us”) that Paulson & Co. Inc. or certain of its affiliates (collectively, the “Sponsor”) intends to form a corporation or limited liability company (“Holdings”) to acquire, pursuant to a merger, the company that you have identified to us as “Beethoven” (collectively with its subsidiaries, the “Target”) and to consummate the other transactions described on Exhibit A attached hereto.

1. Commitments. In connection with the foregoing, (a) each of Bank of America and DBNY (each an “Initial Lender” and, collectively, the “Initial Lenders”) is pleased to advise you of its several, but not joint, commitment to provide 50.0% of the full principal amount of the Facilities (as defined in Exhibit A attached hereto) upon and subject to the terms and conditions set forth in (i) this letter agreement, (ii) the Summary of Principal Terms and Conditions attached as Annex I hereto (the “ABL Facility Term Sheet”), (iii) the Summary of Principal Terms and Conditions attached as Annex II hereto (the “First Lien Term Facility Term Sheet”), (iv) the Summary of Principal Terms and Conditions attached as Annex III hereto (the “Second Lien Term Facility Term Sheet” and together with the ABL Facility Term Sheet and the First Lien Term Facility Term Sheet, the “Term Sheets”) and (v) the Certain Additional Conditions Precedent attached as Annex IV hereto (the “CP Annex”, and collectively with the Term Sheets, the “Summary of Terms” and, together with this letter agreement, the “Commitment Letter”).

Bank of America is also pleased to advise you of its willingness to act as the sole administrative agent (in such capacity, the “Administrative Agent”) for the Facilities. Each of MLPF&S and DBSI is pleased to advise you of its respective willingness, and you hereby engage MLPF&S and DBSI, to act as the joint lead arrangers and joint bookrunning managers (in such capacity, the “Lead Arrangers”) for the Facilities (it being understood and agreed that MLPF&S will have “lead left” placement in all marketing materials relating to the Facilities and will perform the duties and exercise the authority customarily performed and exercised by it in such role, including acting as sole manager of the physical books, and that DBSI will appear immediately to the right of MLPF&S in all marketing materials relating to the Facilities), to form a syndicate of lenders in consultation with you (collectively, the “Lenders”) for the Facilities, including the Initial Lenders. DBSI is pleased to advise you of its willingness to act as the sole syndication agent for the Facilities.

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The commitments of the Initial Lenders in respect of the Facilities and the undertakings of the Lead Arrangers to provide the services described herein are subject to the satisfaction of each of the conditions precedent set forth in Section 5 of this Commitment Letter, opposite the caption entitled “Conditions Precedent to Credit Extensions on the Closing Date” in each Term Sheet and in the CP Annex. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summary of Terms.

2. Syndication. The Lead Arrangers intend to commence syndication of each of the Facilities promptly after your acceptance of the terms of this Commitment Letter and the Fee Letter (as defined below). Until the earlier to occur of (x) Successful Syndication (as defined in the Fee Letter) and (y) the date that is 60 days after the Closing Date (as defined in Exhibit A attached hereto) (such period, the “Syndication Period”), you agree to assist, and to use your commercially reasonable efforts to cause the Target to assist, the Lead Arrangers in achieving a syndication of each such Facility that is reasonably satisfactory to the Lead Arrangers and the Initial Lenders. Such assistance shall include (a) your providing and causing the Sponsor and your and its advisors to provide, and using your commercially reasonable efforts to cause the Target and its advisors to provide, the Commitment Parties upon request with all information with respect to Holdings, the Target and the Transaction (as defined in Exhibit A attached hereto) reasonably deemed necessary by the Lead Arrangers to complete such syndication, including, but not limited to, financial information, evaluations and Projections (as hereinafter defined) consisting of balance sheets, income statements and cash flow statements for each fiscal quarter for the first twelve months following the Closing Date and for each year commencing with the first fiscal year following the Closing Date for the term of the Facilities, (b) your preparation and delivery to us prior to the commencement of the Facilities Marketing Period (as defined in the CP Annex) of an information memorandum with respect to each of the Facilities in form and substance customary for transactions of this type and otherwise reasonably satisfactory to the Lead Arrangers (each, an “Information Memorandum”) and other materials to be used in connection with the syndication of each such Facility (collectively with the Summary of Terms, the Projections and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined)), the “Information Materials”), (c) using your commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from your existing lending relationships and the existing banking relationships of the Sponsor, (d) using your commercially reasonable efforts to obtain prior to the commencement of the Facilities Marketing Period (x) monitored public corporate credit or family ratings (but no specific ratings) of the Parent Borrower (as defined in Exhibit A attached hereto) and (y) public ratings (but no specific ratings) of each Facility, in each case from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) (collectively, the “Ratings”); provided that the Lead Arrangers agree to assist you in the preparation of all materials reasonably necessary or helpful to make presentations to Moody’s and S&P, (e) your otherwise assisting the Lead Arrangers in their respective syndication efforts, including by making your senior officers and advisors, and using your commercially reasonable efforts to make the senior officers and advisors of the Target, available from time to time to attend one or more meetings of prospective Lenders at such times and locations as are mutually agreed between you and the Lead Arrangers, and (f) your agreement hereby that none of the Companies (as defined in Exhibit A attached hereto) or their respective subsidiaries shall syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, any debt of the Companies or their respective subsidiaries (other than the Facilities), including any renewals or refinancings of any existing debt (excluding the Target borrowings under the existing revolving credit facility, ordinary course capital leases, purchase money indebtedness, working capital facilities for foreign subsidiaries, other indebtedness incurred that is permitted pursuant to the terms of the Acquisition Agreement and other indebtedness to be mutually agreed), that could reasonably be expected to disrupt or materially interfere with the orderly syndication of the Facilities, in each case without the prior written consent of the Lead Arrangers. Upon the request of the Lead Arrangers, you will use your commercially reasonable efforts to cause the Target to furnish, or cause to be furnished, to the Lead Arrangers an electronic version (the “License”) of the Target’s principal trademarks, service marks and corporate logo for use in marketing materials for the purpose of facilitating the syndication of the Facilities; provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

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Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, neither the commencement nor the completion of the syndication of the Facilities, and none of the foregoing in this Section 2, shall constitute a condition precedent to the commitments hereunder or the initial funding of the Facilities on the Closing Date.

It is understood and agreed that the Lead Arrangers will manage and control all aspects of the syndication of each Facility in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when Lenders’ commitments will be accepted, the final allocations of the commitments among the Lenders, selecting counsel for the Lenders and negotiating the Facility Documentation (as defined below). It is understood that no agents, co-agents, arrangers, co-arrangers, lead arrangers, co-lead arrangers, bookrunners, co-bookrunners, managers or co-managers will be appointed, no other titles will be awarded to any Lender and no Lender participating in any Facility will receive compensation from you in order to obtain its commitment, except in each case on the terms contained herein and in the Summary of Terms. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of the Lead Arrangers but in consultation with you.

Notwithstanding any other provision of this Commitment Letter to the contrary and notwithstanding any syndication, assignment or other transfer by any Initial Lender, (a) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Facilities on the Closing Date) in connection with any syndication, assignment or other transfer until after the initial funding of the Facilities on the Closing Date, (b) no such syndication, assignment or other transfer shall become effective with respect to any portion of the Initial Lenders’ commitments in respect of the Facilities until the initial funding of the Credit Facilities on the Closing Date and (c) unless the Parent Borrower agrees in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Facilities, including all rights with respect to consents, waivers, modifications, supplements and amendments, until the Closing Date has occurred.

3. Information Requirements. You hereby represent, warrant and covenant that (a) all written Information concerning you and your subsidiaries and (to your knowledge) the Target, other than the Projections (as defined below), other forward looking information and information of a general economic or industry-specific nature, that has been or is hereafter made available to the Lead Arrangers or any of the Lenders by you or any of your representatives (or on your or their behalf) in connection with any aspect of the Transaction (the “Information”), as and when furnished, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) all financial projections and other forward-looking information concerning the Companies that have been or are hereafter made available to the Lead Arrangers or any of the Lenders by you, the Sponsor or any of your or its representatives (or on your or their behalf) (the “Projections”) have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished, it being understood and acknowledged that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that such Projections will be realized, that actual results may differ and such differences may be material. You agree that if at any time during the Syndication Period any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will (or, with respect to Information and Projections relating to the Target, will use commercially reasonable efforts to do so) promptly supplement, or cause to be supplemented, the Information and Projections so that (with respect to Information and Projections relating to the Target, to your knowledge) such representations will be correct at such time. In issuing their respective commitments and in arranging and syndicating each of the Facilities, you recognize and confirm that each of the Commitment Parties (i) is and will be using and relying on the Information and the Projections without independent verification thereof, (ii) does not assume responsibility for the accuracy or completeness of the Information or the Projections and such other information and (iii) will not make an appraisal of any assets or liabilities of the Target. The Information and Projections provided to the Lead Arrangers prior to the date hereof are hereinafter referred to as the “Pre-Commitment Information”.

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You acknowledge that (a) the Commitment Parties on your behalf will make available Information Materials to the proposed syndicates of Lenders by posting the Information Materials on IntraLinks or another similar electronic system and (b) certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Companies, their respective affiliates or any other entity, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to the Companies’ securities. If requested, you will assist us in preparing an additional version of the Information Materials not containing MNPI (the “Public Information Materials”) to be distributed to prospective Public Lenders.

Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials, confirming the absence of MNPI therefrom and containing customary language exculpating us, our affiliates, you, the Sponsor, Holdings and your and their affiliates with respect to any liability related to the use of the contents of such Public Information Materials or any related marketing material by the recipients thereof in violation of applicable securities laws. In addition, at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”.

You agree that the Commitment Parties on your behalf may distribute the following documents to all prospective Lenders, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (a) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (b) notifications of changes to the Facilities’ terms and (c) other materials intended for prospective Lenders after the initial distribution of the Information Materials, including drafts and final versions of definitive documents with respect to the Facilities. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. You agree (whether or not any Information Materials are marked “PUBLIC”) that Information Materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain MNPI.

4. Fees and Indemnities. You agree to pay the fees set forth in the separate fee letter addressed to you dated the date hereof from the Commitment Parties (the “Fee Letter”). You also agree in the event that the Closing Date occurs to reimburse the Commitment Parties from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable and invoiced fees, disbursements and other charges of Fried, Frank, Harris, Shriver & Jacobson LLP, as counsel to the Lead Arrangers and the Administrative Agent, and of any reasonably necessary special and local counsel to the Lenders retained by or on behalf of the Lead Arrangers or the Administrative Agent and (b) reasonable due diligence expenses) incurred in connection with the Facilities, the syndication thereof and the preparation of the Commitment Letter and the Facility Documentation, and with any other aspect of the Transaction. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto, but your reimbursement obligations under this Commitment Letter and the Fee Letter in respect of such amounts will not be greater than the amount of fees and expenses billed by counsel to the Lead Arrangers for this Transaction.

You also agree to indemnify and hold harmless each of the Commitment Parties, each other Lender and each of their affiliates, successors and assigns and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in

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connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct (but limited, in the case of legal fees and expenses, to one counsel to such Indemnified Parties taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional counsel to all affected Indemnified Parties, taken as a whole (and, if reasonably necessary, of one local counsel in any relevant material jurisdiction to all such persons, taken as a whole and, solely in the case of such conflict of interest, one additional local counsel in such jurisdiction to all affected Indemnified Parties taken as a whole)). In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you, the Target or your or its subsidiaries or affiliates or to your or its respective equity holders or creditors or to any other person or entity arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. It is further agreed that each Initial Lender shall only have liability to you (as opposed to any other person, and that each Initial Lender shall be liable solely in respect of its commitment to the Facilities on a several, and not joint, basis with any other Lender and that such liability shall only arise to the extent damages have been caused by breach of such Initial Lender’s obligation hereunder to negotiate in good faith the Facility Documentation on the terms set forth herein, as determined in a final, nonappealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction. You shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding against an Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (i) such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.

5. Conditions to Financing. The commitment of the Initial Lenders in respect of the Facilities and the undertakings of the Lead Arrangers to provide the services described herein are subject solely to the satisfaction of each of the conditions set forth in each Term Sheet opposite the caption “Conditions Precedent to Credit Extensions on the Closing Date” and in the CP Annex and the negotiation, execution and delivery of definitive documentation with respect to the Facilities (the “Facility Documentation”) consistent with this Commitment Letter and the Fee Letter, customary for transactions of such type and otherwise reasonably satisfactory to the Lead Arrangers and the Lenders under the Facilities.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Term Sheets or any other letter agreement or other undertaking concerning the financing of the Transactions contemplated hereby to the contrary, (a) the only representations relating to Target and its business the accuracy of which shall be a condition to availability of the Facilities on the Closing Date shall be (i) the representations made by the Target set forth in the Acquisition Agreement (the “Acquisition Agreement Representations”), but only to the extent that such representations are material to the interests of the Lenders and you have the right to terminate your obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement (determined without regard to whether any notice is required to be delivered under the Acquisition Agreement) and (ii) the Specified Representations (as defined below), and (b) the terms of the Facility Documentation shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth in

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the Term Sheets and the CP Annex are satisfied (it being understood that, to the extent the perfection of the security interest in any Collateral is not or cannot be provided on the Closing Date (other than the perfection of security interests (i) in assets with respect to which a lien may be perfected by the filing of a UCC financing statement, (ii) in federally registered intellectual property with respect to which a lien may be perfected by the filing of an intellectual property security agreement with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) in capital stock, other certificated equity securities and instruments with respect to which a lien may be perfected by the delivery of a stock or other certificate or such instrument, together with a stock power, assignment separate from certificate or allonge duly executed in blank) after your use of commercially reasonable efforts to do so, then the delivery of documents and instruments or taking such other action as may be required for the perfection of such security interests shall not constitute a condition precedent to the availability of the Facilities on the Closing Date and the Parent Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within sixty (60) days after the Closing Date). For purposes hereof, “Specified Representations” means the representations and warranties in the Facility Documentation relating to: corporate existence of the Loan Parties, power and authority to enter into the Facility Documentation, due authorization, execution and delivery and the enforceability of the Facility Documentation; non-contravention of the Facility Documentation with the Loan Parties’ organizational documents; solvency of the Loan Parties on a consolidated basis (after giving effect to the Acquisition and the borrowing on the Closing Date) (such representation and warranty to be consistent with the solvency certificate in the form attached hereto as Exhibit A to Annex IV); Federal Reserve margin regulations; the Investment Company Act; PATRIOT Act, OFAC, FCPA, anti-terrorism laws and money laundering activities and laws applicable to sanctioned persons; absence of litigation seeking to enjoin the consummation of the Facilities; creation and, subject to the limitations set forth in the preceding sentence, effectiveness, validity and perfection of first priority liens under the security documents (subject to permitted liens as set forth in the Facility Documentation). This paragraph, and the provisions herein, shall be referred to as the “Certain Funds Provision”.

6. Confidentiality and Other Obligations. This Commitment Letter and the Fee Letter and the contents hereof and thereof are confidential and, may not be disclosed in whole or in part to any person or entity without our prior written consent except (i) on a confidential basis to the Sponsor and to your and the Sponsor’s respective accountants, attorneys and other professional advisors in connection with the Transaction, (ii) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the reasonable advice of your legal counsel (in which case your agree to inform us promptly thereof), (iii) the Commitment Letter and, if redacted in a manner reasonably satisfactory to us, the Fee Letter may be disclosed on a confidential basis to the board of directors and advisors of the Target in connection with their consideration of the Transaction and (iv) the aggregate fee amounts contained in the Fee Letter (but not the Fee Letter itself or, other than the aggregate fee amounts, its contents) may be disclosed (x) as part of Projections, pro-forma information or a generic disclosure of aggregate sources and uses related to fee amounts for the Transaction to the extent customary or required in offering and marketing materials for the Facilities or in any public filing relating to the Transaction and (y) following the Closing Date, to the Target and its officers, directors, employees, attorneys, accountants or other advisors on a confidential and need-to-know basis.

The Commitment Parties shall use all confidential information provided to them by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and otherwise in connection with the Transaction and shall treat confidentially all such information; provided, however, that nothing herein shall prevent the Commitment Parties from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Commitment Parties agree to inform you promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation), (ii) upon the request or demand of any self-regulatory body or any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this agreement by the Commitment Parties, (iv) to the Commitment Parties’ affiliates, to the Commitment Parties’ and their affiliates’ respective employees, legal counsel,

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independent auditors and other experts or agents who need to know such information in connection with the Transaction and are informed of the confidential nature of such information, (v) for purposes of establishing a “due diligence” defense, (vi) to the extent that such information is received by the Commitment Parties from a third party that is not to the Commitment Parties’ knowledge subject to confidentiality obligations to you, (vii) to the extent that such information is independently developed by the Commitment Parties or (viii) to potential Lenders, participants, assignees or hedge providers who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph or as otherwise reasonably acceptable to you and each Commitment Party, including as may be agreed in any confidential information memorandum or other marketing material). The obligations of the Commitment Parties under this provision shall remain in effect until the earlier of (i) the second anniversary of the date hereof and (ii) the date the definitive Facility Documentation is entered into by the parties thereto, at which time any confidentiality undertaking in the definitive Facility Documentation shall supersede this provision.

You acknowledge that each of the Commitment Parties or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. In particular, you acknowledge that MLPF&S and Bank of America and their respective affiliates (collectively the “Bank of America Entities”) may be arranging or providing (or contemplating arranging or providing) a committed form of acquisition financing to other potential purchasers of the Target and that, in such capacity, such Bank of America Entities may acquire information about the Companies, the sale of the Target and such other potential purchasers and their strategies and proposals, but such Bank of America Entities shall have no obligation to disclose to you the substance of such information or the fact that such Bank of America Entities are in possession thereof.

The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and will treat confidential information relating to the Companies and their respective affiliates with the same degree of care as they treat their own confidential information. The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from the Target or any other customer. In connection with the services and transactions contemplated hereby, you agree that the Commitment Parties are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning the Companies or any of their respective affiliates that is or may come into the possession of the Commitment Parties or any of such affiliates.

In connection with all aspects of each transaction contemplated by the Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) each of the Facilities and any related arranging or other services described in this Commitment Letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (ii) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby, (iv) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Commitment Parties has been, is, and will be acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party, (v) the Commitment Parties have not assumed and will not assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Commitment Parties has advised or is currently advising you or your affiliates on other matters) and the Commitment Parties have no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter and (vi) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Commitment Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

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The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “U.S.A. Patriot Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow the Commitment Parties, as applicable, to identify you in accordance with the U.S.A. Patriot Act.

7. Survival of Obligations. Other than as set forth therein, the provisions of numbered paragraphs 2, 3, 4, 6 and 8 shall remain in full force and effect regardless of whether any Facility Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of any Commitment Party hereunder, except that the provisions of numbered paragraphs 2 and 3 shall not survive if the commitments and undertakings of the Commitment Parties are terminated prior to the effectiveness of the Facilities.

8. Miscellaneous. This Commitment Letter and the Fee Letter may be executed in counterparts which, taken together, shall constitute one original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by facsimile or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter or the Fee Letter.

THIS COMMITMENT LETTER AND THE FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF LAWS OF ANOTHER JURISDICTION; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, INTERPRETATION OF THE PROVISIONS OF THE ACQUISITION AGREEMENT (INCLUDING WITH RESPECT TO SATISFACTION OF THE CONDITIONS CONTAINED THEREIN, WHETHER THE ACQUISITION HAS BEEN CONSUMMATED AS CONTEMPLATED BY THE ACQUISITION AGREEMENT, ANY ALLEGED MATERIAL ADVERSE EFFECT AND WHETHER THE REPRESENTATIONS AND WARRANTIES MADE BY THE TARGET IN THE ACQUISITION AGREEMENT ARE ACCURATE AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF YOU (OR ANY OF YOUR AFFILIATES) HAVE THE RIGHT TO TERMINATE YOUR (OR ITS) OBLIGATIONS UNDER THE ACQUISITION AGREEMENT, OR TO DECLINE TO CONSUMMATE THE ACQUISITION PURSUANT TO THE ACQUISITION AGREEMENT, AS A RESULT OF A BREACH OF SUCH REPRESENTATIONS AND WARRANTIES IN THE ACQUISITION AGREEMENT), AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THE ACQUISITION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES, PROVISIONS OR RULES (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE PURSUANT TO SECTION 9.8 OF THE ACQUISITION AGREEMENT AND SHALL BE ADJUDICATED IN THE COURTS WHICH SHALL HAVE EXCLUSIVE JURISDICTION OVER SUCH MATTERS PURSUANT TO SECTION 9.10 OF THE ACQUISITION AGREEMENT. Each party hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summary of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of each of the Commitment Parties in the negotiation, performance, administration or enforcement hereof. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter (including, without limitation, the Summary of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action

Commitment Letter

9

or proceeding, to the fullest extent permitted under applicable law, shall be heard and determined in any such court. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

This Commitment Letter, together with the Summary of Terms and the Fee Letter, embody the entire agreement and understanding among each of the Commitment Parties, you and your affiliates with respect to the Facilities and supersedes all prior agreements and understandings relating to the subject matters hereof. No party has been authorized by any of the Commitment Parties to make any oral or written statements that are inconsistent with this Commitment Letter. Neither this Commitment Letter (including the attachments hereto) nor the Fee Letter may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.

This Commitment Letter may not be assigned by any party hereto (except by you to one or more of your affiliates that is a newly-formed domestic “shell” company controlled, directly or indirectly, by the Sponsor to effect the consummation of the Acquisition) without our prior written consent (and any purported assignment without such consent shall be null and void), and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties). Nothing herein, express or implied, is intended to confer, shall be construed to confer, or shall confer, upon the Target, any of its subsidiaries, affiliates, shareholders or creditors or any other person (other than the Indemnified Parties) not a named party hereto any legal or equitable right, benefit, standing or remedy of any nature whatsoever under or by reason of this Commitment Letter. Each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates or to any Lender, but no such assignment shall relieve any such Commitment Party from its obligations hereunder (including the obligation of each Initial Lender to fund 50.0% of the full principal amount of the Facilities on the Closing Date) in connection with any such assignment until after the initial funding of the Facilities on the Closing Date.

All amounts payable under this Commitment Letter will be made in U.S. dollars and, in any case, shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.

Please indicate your acceptance of the terms of the Facilities set forth in this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 11:59 p.m. (New York City time) on August 16, 2013, whereupon the undertakings of the parties with respect to the Facilities shall become effective to the extent and in the manner provided hereby. This offer shall terminate with respect to the Facilities if not so accepted by you at or prior to that time.

Thereafter, all commitments and undertakings of the Commitment Parties hereunder will expire on the earliest of (a) the date that is 120 days after the date hereof, unless the Closing Date occurs on or prior to such date, (b) the closing of the Acquisition without the use of the Facilities, (c) the acceptance by any of the Companies or any of their affiliates of an offer for all or any substantial part of the capital stock or property and assets of the Companies other than as part of the Transaction, and (d) the termination of the Acquisition Agreement (any such date being herein referred to as the “Termination Date”).

We are pleased to have the opportunity to work with you in connection with this important financing.

Commitment Letter

10

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Commitment Letter

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ David B. Stith
Name: David B. Stith
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David B. Stith
Name: David B. Stith
Title: Managing Director

Commitment Letter

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Stefan Parsch
	Name:	Stefan Parsch
	Title:	Director

By:	/s/ Lauren Bergen
	Name:	Lauren Bergen
	Title:	Associate

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Chris Dorsett
	Name:	Chris Dorsett
	Title:	Director

By:	/s/ Celine Catherin
	Name:	Celine Catherin
	Title:	Director

Commitment Letter

The provisions of this Commitment Letter are Accepted and Agreed to as of the date first above written:

PIANISSIMO HOLDINGS CORP.

By:	/s/ Michael Waldorf
	Name:	Michael Waldorf
	Title:	President

PIANISSIMO ACQUISITION CORP.

By:	/s/ Michael Waldorf
	Name:	Michael Waldorf
	Title:	President

Commitment Letter

Confidential	Exhibit A	Project Beethoven

EXHIBIT A

TRANSACTION SUMMARY

Capitalized terms not otherwise defined herein have the same meanings as specified in the commitment letter (the “Commitment Letter”) to which this Exhibit A is attached.

The Sponsor has formed, or will form, Holdings and a direct, wholly-owned domestic subsidiary of Holdings (“AcquisitionCo”), for the purpose of having AcquisitionCo acquire (the “Acquisition”) 100% of the equity interests of the Target pursuant to an Agreement and Plan of Merger that is reasonably satisfactory to the Commitment Parties (it being understood that the draft of the Acquisition Agreement dated August 14, 2013 shall be satisfactory to the Commitment Parties), among the Target, Holdings and AcquisitionCo (together with all exhibits, schedules and disclosure letters thereto, the “Acquisition Agreement”). In connection therewith, it is intended that:

(a) Pursuant to the Acquisition, AcquisitionCo will be merged with and into the Target, with the Target surviving as a direct wholly-owned subsidiary of Holdings (after giving effect to the Acquisition, the “Parent Borrower”). Holdings and its subsidiaries (including the Parent Borrower) are sometimes herein collectively referred to as the “Companies”.

(b) The Parent Borrower shall have received cash proceeds from the issuance to the Sponsor and other co-investors (if any) of common equity (or other equity reasonably acceptable to the Commitment Parties) of Holdings, and the cash contribution thereof to the Parent Borrower in an amount equal to at least 35.0% of the total amount of funds necessary to consummate the Transaction; provided that the Sponsor shall own at least a majority of the outstanding voting and economic interests of Holdings on the Closing Date.

(c) The Parent Borrower will obtain a senior secured asset-based revolving credit facility, pursuant to which the lenders thereunder shall provide commitments to make loans to the Parent Borrower in an aggregate principal amount not to exceed $75.0 million (the “ABL Facility”), drawn on the Closing Date in an amount not to exceed $20.0 million plus an amount necessary to finance additional upfront fees and original issue discount (“OID”), if any, that may be incurred under the flex provisions of the Fee Letter.

(d) The Parent Borrower will obtain a senior secured first lien term loan facility, pursuant to which the Commitment Parties shall provide commitments to make loans to the Parent Borrower in an aggregate principal amount of $185.0 million (the “First Lien Term Facility”).

(e) The Parent Borrower will obtain a senior secured second lien term loan facility, pursuant to which the Commitment Parties shall provide commitments to make loans and other extensions of credit to the Parent Borrower in an aggregate principal amount of $100.0 million (the “Second Lien Term Facility” and, together with the ABL Facility and the First Lien Term Facility, the “Facilities”).

(f) The proceeds of the Facilities on the Closing Date will be applied (i) to refinance certain existing indebtedness of the Target, including any outstanding amounts under the Loan and Security Agreement, dated as of October 5, 2010 (as amended, restated or otherwise modified from time to time, the “Existing Credit Agreement”), among Conn-Selmer, Inc. and Steinway, Inc., as borrowers, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent, (ii) to pay the cash consideration for the Acquisition and (iii) to pay the fees and expenses incurred in connection with the Transaction (as defined below).

The transactions described above are collectively referred to herein as the “Transaction.” For purposes of this Commitment Letter and the Fee Letter, “Closing Date” shall mean the date of the satisfaction or waiver of the conditions set forth in Annex IV attached hereto and the initial funding of the relevant Facilities.

Commitment Letter – Exhibit A

Confidential	Annex I	Project Beethoven

ANNEX I

SUMMARY OF PRINCIPAL TERMS

$75,000,000 ASSET-BASED REVOLVING CREDIT FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified in the commitment letter (the “Commitment Letter”) to which this Annex I is attached.

Equity Investors:	Paulson & Co. Inc. or certain of its affiliates (collectively, the “Sponsor”) and certain members of management of the Target (the “Rollover Investors and, together with the Sponsor, the “Equity Investors”). Upon consummation of the Transaction, 100% of the equity of Holdings will be directly or indirectly owned by the Equity Investors.

Holdings:	Pianissimo Holdings Corp., a Delaware corporation (“Holdings”).

Borrowers:	Initially AcquisitionCo and, following the merger of AcquisitionCo with and into the Target, the Target, a direct wholly-owned subsidiary of Holdings (the “Parent Borrower”), and direct or indirect domestic subsidiaries of the Parent Borrower which own assets which are included in the Borrowing Base (as defined below). The Parent Borrower and direct or indirect domestic subsidiaries of the Parent Borrower which own assets which are included in the Borrowing Base or which are designated as co-borrowers pursuant to the ABL Facility Documentation (as defined below) are herein collectively with the Parent Borrower referred to as the “Borrowers” and each individually as a “Borrower”).

Guarantors:

The obligations of the Borrowers under the ABL Facility and under any treasury management, interest rate protection or other hedging arrangements entered into with an ABL Lender (or any affiliate thereof) will be guaranteed (the “Guarantees”) by Holdings and each of the existing and future direct and indirect domestic subsidiaries of the Parent Borrower, other than (a) any subsidiary that is prohibited by law, regulation or by any contractual obligation existing on the Closing Date or on the date such subsidiary is acquired (so long as such prohibition is not incurred in contemplation of such acquisition) from providing such guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guaranty or where the provision of such guaranty would result in material adverse tax consequences as reasonably determined by the Parent Borrower, (b) any direct or indirect domestic subsidiary (i) substantially all of the assets of which consist of the equity of one or more Foreign Subsidiaries (as defined below) or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries (either of (i) or (ii), a “Disregarded Domestic Person”), (c) any domestic subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary and any domestic subsidiary that is an indirect subsidiary of a Disregarded Domestic Person, (d) any immaterial subsidiaries subject to thresholds to be agreed and (e) any subsidiary to the extent that the burden or cost of providing a guaranty outweighs the benefit afforded thereby as reasonably determined by the ABL

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

Administrative Agent and the Parent Borrower (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”; the Borrowers and the Guarantors being herein referred to individually as a “Loan Party” and, collectively, as the “Loan Parties”). All guarantees will be guarantees of payment and not of collection. Any guarantees to be issued in respect of the First Lien Term Facility and/or the Second Lien Term Facility shall be pari passu in right of payment with the obligations under the Guarantees.

For purposes of the Facility Documentation with respect to the ABL Facility (the “ABL Facility Documentation”), “Foreign Subsidiary” means any direct or indirect subsidiary of the Parent Borrower organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

ABL Administrative and ABL Collateral Agent:	Bank of America, N.A. (“Bank of America”) will act as the sole administrative agent (in such capacity, the “ABL Administrative Agent”) and as the collateral agent (in such capacity, the “ABL Collateral Agent”) for the ABL Lenders (as defined below).

ABL Lead Arrangers and Book Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “MLPF&S”) and Deutsche Bank Securities Inc. (“DBSI”) will act as the joint lead arrangers and joint book running managers for the ABL Facility (in such capacity, the “ABL Lead Arrangers”).

ABL Facility:	An asset-based revolving credit facility (the “ABL Facility”, the loans thereunder, the “ABL Loans” and the Lenders thereunder, “ABL Lenders”) consisting of a revolving credit facility of up to $75.0 million (the “ABL Facility Limit”), which will include a sublimit for the issuance of letters of credit (each a “Letter of Credit”) (100% reserved against borrowing availability under the ABL Facility) and a sublimit for swingline loans (each a “Swingline Loan”) (100% reserved against borrowing availability under the ABL Facility).

Swingline Option:	In connection with the ABL Facility, Bank of America (in such capacity, the “Swingline Lender”) may make available to any Borrower a swingline facility under which such Borrower may make short-term borrowings upon same-day notice (in minimum amounts to be mutually agreed upon and integral multiples to be agreed upon) of up to $7.5 million. Any such swingline borrowings will reduce Availability (as defined below) under the ABL Facility on a dollar-for-dollar basis.

Upon notice from the Swingline Lender, the ABL Lenders will be unconditionally obligated to purchase participations in any swingline loan pro-rata based upon their commitments under the ABL Facility.

If any ABL Lender becomes a “defaulting Lender,” then the swingline exposure of such defaulting ABL Lender will automatically be reallocated among the non-defaulting ABL Lenders pro-rata in accordance with their respective commitments under the ABL Facility up to an amount such that the revolving credit exposure of the non-defaulting ABL Lenders does not exceed their respective commitments. In the event such reallocation does not fully cover the

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

exposure of such defaulting ABL Lender, the Swingline Lender may require the Borrowers to repay such “uncovered” exposure in respect of the swingline loans and will have no obligation to make new swingline loans to the extent such swingline loans would exceed the commitments of non-defaulting ABL Lenders.

Letters of Credit:	Up to $15.0 million of the ABL Facility will be available to the Borrowers for the purpose of issuing Letters of Credit. Letters of Credit may be issued on or after the Closing Date. Letters of Credit will be issued by Bank of America and/or other ABL Lenders reasonably acceptable to the Parent Borrower and the ABL Administrative Agent (such consent not to be unreasonably withheld or delayed) who agree to issue letters of credit (each an “Issuing Bank”). Each Letter of Credit shall expire not later than the earlier of (a) 12 months after its date of issuance (or such longer period as may be agreed by the Issuing Bank and the applicable Borrower) and (b) the fifth business day prior to the final maturity of the ABL Facility; provided that any Letter of Credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Bank). The face amount of any outstanding Letter of Credit (and, without duplication, any unpaid drawing in respect thereof) will reduce Availability under the ABL Facility on a dollar-for-dollar basis.

Drawings under any Letter of Credit shall be reimbursed by the Borrowers (whether with their own funds or with the proceeds of loans under the ABL Facility) within one business day after notice is received by the Parent Borrower from the relevant Issuing Bank. The ABL Lenders will be irrevocably and unconditionally obligated to acquire participations in each Letter of Credit, pro-rata in accordance with their commitments under the ABL Facility, and to fund such participations in the event the Borrowers do not reimburse an Issuing Bank for drawings within the time period specified above.

If any ABL Lender becomes a “defaulting Lender,” then the letter of credit exposure of such defaulting ABL Lender will automatically be reallocated among the non-defaulting ABL Lenders pro-rata in accordance with their respective commitments under the ABL Facility up to an amount such that the revolving credit exposure of the non-defaulting ABL Lenders does not exceed their respective commitments. In the event that such reallocation does not fully cover the exposure of such defaulting ABL Lender, the applicable Issuing Bank may require the Borrowers to cash collateralize such “uncovered” exposure in respect of each outstanding letter of credit and will have no obligation to issue new letters of credit, or to extend, renew or amend existing letters of credit to the extent letter of credit exposure would exceed the commitments of the non-defaulting ABL Lenders, unless such “uncovered” exposure is cash collateralized to the Issuing Bank’s reasonable satisfaction.

ABL Facility Increase:	The ABL Facility Documentation will permit the Borrowers to increase the aggregate commitments under the ABL Facility (each, an “ABL

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

Facilities Increase”) in an aggregate amount of up to $25.0 million and in case of each such ABL Facilities Increase, in an aggregate amount equal to or exceeding $10.0 million; provided that: (i) no event of default or default exists or would exist after giving effect thereto and the Borrowers shall be in pro-forma compliance with the Fixed Charge Coverage Ratio (as defined below); (ii) the ABL Facilities Increase shall be on the same terms (other than with respect to fees) and pursuant to the exact same documentation applicable to the ABL Facility (provided, that the interest margins and commitment fees applicable to the ABL Facility may, at the sole option of the Borrowers, be increased to be identical to that for any ABL Facilities Increase to effectuate such ABL Facilities Increase), and (iii) the ABL Facilities Increase will have the same guarantees as and be secured on a pari passu basis with the Collateral (as defined below) securing the existing ABL Facility.

The Borrowers may seek commitments in respect of the ABL Facilities Increase from existing ABL Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders or investors who will become ABL Lenders in connection therewith (“Additional ABL Lenders”); provided that the ABL Administrative Agent, the Swingline Lender and the Issuing Bank shall have consent rights (not to be unreasonably withheld or delayed) with respect to such Additional ABL Lender, if such consent would be required under the heading “Assignments and Participations” for an assignment of loans or commitments, as applicable, to such Additional ABL Lender

Purpose:	The Letters of Credit and proceeds of loans under the ABL Facility, including any ABL Loans pursuant to an ABL Facilities Increase (except as set forth opposite the caption “ABL Facility Increase” above) will be used by the Borrowers (a) on the Closing Date, to backstop or replace existing letters of credit, if any, of the Target (including, without limitation, by “grandfathering” such existing letters of credit in the ABL Facility), for general corporate purposes (to the extent permitted by clause (ii)(b) opposite the caption “Availability” below) and to finance additional upfront fees and OID, if any, that may be incurred under the flex provisions of the Fee Letter and (b) after the Closing Date, for working capital needs and other general corporate purposes of the Parent Borrower and its subsidiaries, including the financing of capital expenditures, permitted acquisitions, other permitted investments, restricted payments and any other purpose not prohibited by the ABL Facility Documentation.

Closing Date:	The date of the execution of the ABL Facility Documentation, to occur on or before the Termination Date.

Interest Rates; Commitment Fees; Other Pricing Provisions; Expenses:	As set forth in Addendum 1 to this Annex I.

Availability:	Loans under the ABL Facility may be made at any time on or after the Closing Date to, but excluding, the business day immediately preceding, the ABL Maturity Date (as defined below); provided that the

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

aggregate amount of the loans, unreimbursed letter of credit drawings and letters of credit outstanding under the ABL Facility (i) at any time shall not exceed an amount equal to the lesser of (a) the aggregate amount of commitments under the ABL Facility and (b) the then applicable Borrowing Base (as defined below) (such amount, the “Line Cap” and the amount by which the Line Cap at any time exceeds the aggregate amount of the loans, unreimbursed letter of credit drawings and letters of credit outstanding under the ABL Facility at such time “Availability”) and (ii) on the Closing Date shall not exceed an amount equal to the sum of $20.0 million plus an amount necessary to finance additional upfront fees and OID, if any, that may be incurred under the flex provisions of the Fee Letter.

Borrowing Base:	The borrowing base (the “Borrowing Base”) at any time shall be determined in a manner substantially consistent with the Existing Credit Agreement, as set forth in the most recently delivered Borrowing Base certificate and shall be equal to the sum of the following (with the defined terms having the meanings ascribed to them in the Existing Credit Agreement):

(i)	up to eighty percent (80%) of the then Eligible Accounts of the Borrowers and Subsidiary Guarantors, other than Accounts constituting Dealer Notes; plus

(ii)	up to the lesser of (A) 50% of the then Eligible Accounts of the Borrowers and Subsidiary Guarantors, constituting Dealer Notes and (B) $5,000,000; plus

(iii)	up to the sum of (A) in the case of Steinway grand pianos, the sum of (1) eighty-five percent (85%) of the Current Wholesale Value of all finished and near-finished pianos, (2) seventy-five percent (75%) of the Current Wholesale Value of Concert and Artist Bank Pianos, and (3) seventy percent (70%) of the Current Wholesale Value of all Factory Returns; (B) in the case of Steinway upright pianos, the sum of (1) sixty-five percent (65%) of the Current Wholesale Value of all finished and near-finished pianos, and (2) fifty percent (50%) of the Current Wholesale Value of all Factory Returns; (C) in the case of Boston and Essex grand pianos, the sum of (1) sixty-five percent (65%) of the Standard Cost Value of all finished pianos, and (2) fifty percent (50%) of the Standard Cost Value of all Factory Returns; and (D) in the case of Boston and Essex upright pianos, the sum of (1) fifty percent (50%) of the Standard Cost Value of all finished pianos, and (2) forty percent (40%) of the Standard Cost Value of all Factory Returns); plus

(iv)	up to fifty percent (50%) of the cost of the Eligible Inventory of Steinway constituting raw materials; plus

(v)	up to sixty-five percent (65%) of the cost of Eligible Inventory of the Borrowers and Subsidiary Guarantors (other than Steinway) constituting finished goods; plus

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

(vi)	up to twenty-five percent (25%) of the cost of Eligible Inventory of the Borrowers and Subsidiary Guarantors (other than Steinway) constituting raw materials; plus

(vii)	up to the lesser of (A) $7,500,000 and (B) twenty-five percent (25%) of the cost of Eligible Inventory of the Borrowers and Subsidiary Guarantors constituting work-in-process; minus

(viii)	$5,000,000;

in each case, subject to customary reserves and eligibility criteria consistent with the Existing Credit Agreement and as may otherwise be mutually agreed as of such time; provided that the ABL Administrative Agent will retain the right from time to time to establish or modify standards of eligibility and reserves against availability. Any standard of eligibility or reserve established or modified by the ABL Administrative Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such standards of eligibility or reserve, as reasonably determined, without duplication, by the ABL Administrative Agent in good faith and in accordance with customary business practices for similar asset-based revolving facilities.

The Parent Borrower will be required to deliver, no later than 60 days after the Closing Date, a field examination in form satisfactory to the ABL Administrative Agent. Until such delivery, the Borrowing Base shall be deemed to be equal to the greater of (x) $20.0 million and (y) the amount shown on the borrowing base certificate most recently delivered pursuant to the Existing Credit Agreement prior to the Closing Date minus $5.0 million.

Final Maturity:	The ABL Facility will mature, and lending commitments thereunder will terminate, on the date that is five years after the Closing Date (the “ABL Maturity Date”); provided, that individual ABL Lenders will have the right to agree to extend the maturity of their commitments under the ABL Facility upon the request of the Borrowers and without the consent of any other ABL Lender.

Mandatory Prepayments:	The Borrowers shall repay the outstanding ABL Loans (and cash collateralize outstanding letters of credit) to the extent that such ABL Loans, unreimbursed letter of credit drawings and outstanding letters of credit exceed the Line Cap in an amount equal to such excess.

At any time following the occurrence and during the continuation of a Liquidity Condition (as defined below), the ABL Loans shall be prepaid and the letters of credit cash collateralized with 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of any ABL Priority Collateral by the Borrowers (including insurance and condemnation proceeds) in excess of an amount to be agreed, and the Borrowers shall deliver an updated Borrowing Base certificate on the date of any such non-ordinary course sale or disposition of any ABL Priority Collateral.

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

Optional Prepayments:	At any time, the ABL Facility may be prepaid in whole or in part without premium or penalty, except that any prepayment of LIBOR advances other than at the end of the applicable interest periods shall be made with reimbursement for any funding losses and redeployment costs of the ABL Lenders resulting therefrom.

Security:	Subject to the Certain Funds Provision, Holdings, each of the Borrowers and each of the Subsidiary Guarantors shall grant the ABL Collateral Agent, for the benefit of the ABL Lenders, valid and perfected first priority (subject to certain exceptions to be set forth in the ABL Facility Documentation) liens and security interests in all of the Borrowers’ and all of the Guarantors’ existing and future cash, cash equivalents, deposit accounts, securities accounts, accounts receivable, other receivables, chattel paper, inventory, books and records, letters of credit, letter of credit rights and supporting obligations, documents, general intangibles (excluding, for the avoidance of doubt, trademark, trade names and other intellectual property), insurance and instruments related thereto and all proceeds of the foregoing, in each case, subject to exceptions to be mutually agreed (collectively, the “ABL Priority Collateral”).

In addition, Holdings, each of the Borrowers and each of the Subsidiary Guarantors shall grant the ABL Collateral Agent, for the benefit of the ABL Lenders, valid and perfected third priority (subject to certain exceptions to be set forth in the ABL Facility Documentation) liens and security interests (junior only to the First Lien Term Lenders and the Second Lien Term Lenders) in all of the Borrowers’ and all of the Guarantors’ existing and future (a) shares of capital stock of (or other ownership or profit interests in) each of its present and future subsidiaries (limited, in the case of each entity that is a Foreign Subsidiary or a Disregarded Domestic Person, to a pledge of 100% of the non-voting stock and other non-voting equity interests (if any) and 65% of the voting stock and other voting equity interests of each such first-tier Foreign Subsidiary or Disregarded Domestic Person), (b) intercompany debt owing to each Borrower, Holdings and each Subsidiary Guarantor and (c) all of the other property and assets, real and personal, of each Borrower, Holdings and each other Guarantor, including, but not limited to, machinery and equipment, owned real estate, leaseholds, fixtures, patents, trademarks, tradenames and copyrights; and all proceeds and products of the property and assets described in clauses (a), (b) and (c) above, excluding, however, the ABL Priority Collateral and the Excluded Assets (as defined below) (collectively, the “Term Priority Collateral” and, together with the ABL Priority Collateral, the “Collateral”).

Notwithstanding the foregoing, the Collateral shall exclude (collectively, the “Excluded Assets”): (i) leased real property and fee owned real property with a value lower than an amount to be agreed; (ii) voting equity interests of any Foreign Subsidiary in excess of 65% of the outstanding voting capital stock of such Foreign Subsidiary; (iii) interests in partnerships, joint ventures and non-wholly-owned subsidiaries which cannot be pledged without the consent of one or more third parties or which, if pledged, would result in adverse tax or accounting consequences to the applicable Loan Party; (iv) any

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

property subject to a capital lease, purchase money security interest or, in the case of after-acquired property, pre-existing capital leases or purchase money debt; (v) any lease, license or other agreement or similar arrangement existing on the Closing Date (other than those comprising or relating to accounts receivable or inventory intended to be included in the Borrowing Base, or affecting the sale or collectability thereof) to the extent that a grant of a security interest therein would violate the terms of any such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (vi) assets other than accounts receivable and inventory of a Loan Party with respect to which a security interest is prohibited by or in violation of any law, rule or regulation applicable to such Loan Party after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (vii) commercial tort claims below an amount to be agreed; (viii) (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including, without limitation, sales tax accounts, (c) escrow accounts, and (d) fiduciary or trust accounts, and, in the case of clauses (a) through (d), the funds or other property held in or maintained in any such account (collectively, the “Excluded Accounts”); (ix) those assets as to which the ABL Administrative Agent and the Borrowers reasonably agree that the cost to any Loan Party of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the ABL Lenders of the security to be afforded thereby; and (x) certain other exceptions to be mutually agreed.

Furthermore, (a) neither the Borrowers nor the Guarantors will be required to perfect security interests (x) in motor vehicles or other assets covered by a certificate of title other than by the filing of UCC financing statements, (y) in letter-of-credit rights or other supporting obligations with a value less than an amount to be agreed and (z) in assets requiring perfection through control agreements (other than control of pledged capital stock to the extent required above or deposit or securities accounts requiring perfection through control agreements as contemplated by “Cash Dominion” below), (b) no foreign law security or pledge agreements or foreign intellectual property fillings will be required, (c) any required mortgages will be permitted to be delivered after the Closing Date in accordance with the Certain Funds Provision and (d) the Borrowers and the Guarantors shall only be required to use commercially reasonable efforts to obtain landlord lien waivers, estoppel, warehouseman waiver or other collateral access or similar letter or agreement with respect to material properties (it being understood and agreed that for each location where Collateral is located with respect to which no such waiver or agreement has been obtained, the ABL Administrative Agent may also exclude such collateral from the Borrowing Base or establish a three-month rent reserve against Collateral held at such location).

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Confidential	Annex I	Project Beethoven

Intercreditor Agreement:	The relative rights and priorities in the Collateral among the ABL Lenders, the First Lien Term Lenders and the Second Lien Term Lenders will be set forth in an intercreditor agreement (the “ABL/Term Intercreditor Agreement”), which shall contain the terms that are customary for intercreditor agreements governing such facilities and each of the collateral agent for the ABL Facility, the collateral agent for the First Lien Term Facility and the collateral agent for the Second Lien Term Facility shall execute the ABL/Term Intercreditor Agreement on the Closing Date upon the initial funding of the Facilities.

Conditions Precedent to Credit Extensions on the Closing Date:	Those specified in Section 5 of the Commitment Letter and in the CP Annex, subject to the Certain Funds Provision.

Conditions Precedent to each Extension of Credit Under the ABL Facility after the Closing Date:	After the Closing Date, each borrowing or issuance, renewal or extension of a Letter of Credit under the ABL Facility will be subject to the satisfaction of usual and customary conditions precedent for transactions of this type, including, without limitation, the following: (i) delivery of a customary borrowing notice, (ii) all of the representations and warranties in the ABL Facility Documentation shall be true and correct in all material respects (or, if such representation or warranty is subject to a materiality or a material adverse effect qualification, in all respects) on and as of the date of such extension of credit; (iii) no default or event of default shall have occurred and be continuing, or would result from such extension of credit; and (iv) Availability.

Representations and Warranties:	Subject on the Closing Date to the Certain Funds Provision, usual and customary for facilities and transactions of this type and otherwise to be agreed between the Borrowers and the ABL Lead Arrangers, but in any event limited to the following (subject to materiality and other qualifications): (i) legal existence, qualification and power; (ii) due authorization and non-contravention of law, contracts or organizational documents; (iii) governmental and third party approvals and consents; (iv) enforceability; (v) accuracy and completeness of specified financial statements, Borrowing Base certificates and other information and no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (to be defined in the ABL Facility Documentation); (vi) no material litigation; (vii) no default; (viii) ownership of property; including disclosure of liens, properties, leases and investments; (ix) insurance matters; (x) environmental matters; (xi) tax matters; (xii); ERISA compliance; (xiii) identification of subsidiaries, equity interests and loan parties; (xiv) use of proceeds and not engaging in business of purchasing/carrying margin stock; (xv) status under Investment Company Act; (xvi) accuracy of disclosure; (xvii) compliance with laws; (xviii) intellectual property; (xix) solvency of the Parent Borrower and its subsidiaries on a consolidated basis; (xx) labor matters; (xxi) OFAC; (xxii) PATRIOT Act, (xxiii) no restricted junior payments; and (xxiv) collateral documents.

Covenants:	Those affirmative and negative covenants (applicable to Holdings and its subsidiaries) customarily found in facilities and transactions of this

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

type and otherwise to be agreed between the Borrowers and the ABL Lead Arrangers giving due regard to current market conditions and applicable credit ratings, limited to the following (subject to materiality and other qualifications):

(a)	Affirmative Covenants – (i) delivery of financial statements, budgets and forecasts; (ii) delivery of certificates and other information, including quarterly compliance certificate showing calculation of Fixed Charge Coverage Ratio (as defined below) (whether or not compliance is being tested); (iii) delivery of notices (of any default, material adverse condition, ERISA event, material change in accounting or financial reporting practices, disposition of property, incurrence of debt, change of debt rating); (iv) payment of obligations; (v) preservation of existence; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws; (ix) maintenance of books and records; (x) inspection rights; (xi) quarterly Lender updates; (xii) use of proceeds; (xiii) covenant to guarantee obligations and give security; (xiv) compliance with environmental laws; (xv) further assurances; (xvi) lien searches; (xvii) compliance with material contracts; (xviii) maintenance of cash management systems, (xix) designation as senior debt; and (xx) delivery of monthly Borrowing Base certificates (subject to more frequent delivery (but not more frequently than weekly) as reasonably determined by the ABL Administrative Agent during any period when Availability shall have been less than 17.5% of the ABL Facility Limit for five consecutive business days to the date Availability shall have been at least equal to 17.5% of the ABL Facility Limit for 30 consecutive calendar days).

In addition, the ABL Administrative Agent shall be permitted to conduct, at the Borrowers’ expense, field examinations with respect to any assets of the Borrowers comprising the Borrowing Base (except that such field examinations shall be limited to one per 12-month period; provided that if at any time the Availability of the ABL Facility is less than 35.0% of the ABL Facility Limit for a period of five consecutive business days during such 12-month period, one additional field examination and inventory appraisal will be permitted in such 12-month period, except that during the continuance of an event of default, additional field examinations and inventory appraisals shall be required at the ABL Administrative Agent’s request).

(b)

Negative Covenants – Restrictions on: (i) liens; (ii) indebtedness (including guarantees or other contingent obligations); (iii) investments (including loans, advances and acquisitions); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) restricted junior payments (e.g., no dividends, repurchases, redemptions, distributions, buybacks or certain payments on certain debt); (vii) changes in the nature of business (including, in the case of Holdings, a prohibition on any

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

business activities other than owning the capital stock of the Parent Borrower); (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds; (xi) amendments of organizational documents; (xii) changes in accounting policies or reporting practices and fiscal year end; (xiii) prepayments of other indebtedness; (xiv) modification or termination of documents related to subordinated indebtedness; (xv) sale/leaseback transactions; (xvi) granting negative pledges (other than any such negative pledge under the First Lien Term Facility Documentation and the Second Lien Term Facility Documentation which shall expressly permit liens in favor of the ABL Collateral Agent and the ABL Lenders, subject to the ABL/Term Intercreditor Agreement (as defined below)); and (xvii) impairment of security interests; in each of the foregoing cases, with such exceptions as may be agreed upon in the ABL Facility Documentation.

The ABL Facility Documentation will provide that so long as no default or event of default has occurred and is continuing or would result therefrom:

(I)	certain acquisitions and debt prepayments to be agreed will be permitted if (i) both immediately before and after giving pro-forma effect thereto, the Fixed Charge Coverage Ratio calculated for the most recent period of twelve consecutive calendar months ending on or prior to the date for which financial statements shall have been most recently delivered or required to be delivered is not less than 1.0 to 1.0, and (ii) both immediately before and after giving effect thereto on a pro-forma basis, the Borrowers have (and shall have had) Availability of not less than 17.5% of the ABL Facility Limit on the date of determination and for the 30 consecutive day period immediately prior thereto (in each of the cases in clauses (i) and (ii) above, as certified in writing to the ABL Administrative Agent); and

(II)	certain stock repurchases and other restricted distributions to be agreed will be permitted if (i) both immediately before and after giving pro-forma effect thereto, the Fixed Charge Coverage Ratio calculated for the most recent period of twelve consecutive calendar months ending on or prior to the date for which financial statements shall have been most recently delivered or required to be delivered is not less than 1.1 to 1.0, and (ii) both immediately before and after giving effect thereto on a pro-forma basis, the Borrowers have (and shall have had) Availability of not less than 22.5% of the ABL Facility Limit on the date of determination and for the 30 consecutive day period immediately prior thereto (in each of the cases in clauses (i) and (ii) above, as certified in writing to the ABL Administrative Agent).

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

(c)	Cash Dominion – The Borrowers shall be required to enter into account control agreements on the Borrowers’ concentration accounts and other accounts to be mutually determined (with exceptions for (i) the Excluded Accounts and (ii) certain other accounts with deposits up to an aggregate amount to be agreed) within 30 days after the Closing Date (or such longer period as the ABL Administrative Agent may reasonably agree). The Borrowers shall be required to maintain with the ABL Administrative Agent or a bank affiliate of the ABL Administrative Agent a main cash concentration account and with the ABL Administrative Agent or a bank affiliate of the ABL Administrative Agent or other banks reasonably acceptable to the ABL Administrative Agent blocked accounts into which all proceeds of the ABL Priority Collateral are paid, subject to customary exceptions and thresholds. The ABL Administrative Agent shall have the right, during any Liquidity Period, to cause all amounts on deposit in any blocked account to be transferred to the main concentration account at the end of each business day. During a Liquidity Period and upon delivery of a written notice thereof to the Parent Borrower from the ABL Administrative Agent, the ABL Administrative Agent shall have the right to require that all amounts on deposit in the main concentration account be applied on a daily basis by the ABL Administrative Agent to reduce ABL Loans and other amounts outstanding under the ABL Facility (it being understood that the ABL Administrative Agent shall give the Parent Borrower notice only of the institution of any “cash dominion” event described above).

“Liquidity Period” means (a) the period from the date Availability shall have been less than 17.5% of the ABL Facility Limit for 5 consecutive business days to the date Availability shall have been at least equal to 17.5% of the ABL Facility Limit for 30 consecutive calendar days (this clause (a), a “Liquidity Condition”) or (b) upon the occurrence of any default or event of default, the period that such default or event of default shall be continuing.

(d)	Financial Covenant – The ABL Facility Documentation will contain the following financial covenant with regard to Holdings and its subsidiaries on a consolidated basis: a minimum trailing four quarter Fixed Charge Coverage Ratio of 1.0 to 1.0, which covenant shall be tested as of the end of the most recent fiscal quarter for which financial statements shall have been delivered or required to be delivered at any time that Availability shall have been less than 15.0% of the ABL Facility Limit and on the last day of each subsequent fiscal quarter ending thereafter and prior to the date Availability shall have been at least equal to 15.0% of the ABL Facility Limit for at least 30 consecutive calendar days.

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

“Fixed Charge Coverage Ratio” shall mean for any four fiscal quarter period the ratio of (i) Consolidated EBITDA (to be defined) for such period minus (a) unfinanced capital expenditures (including capital expenditures financed by borrowings under the ABL Facility) paid or payable currently in cash for such period and (b) cash taxes paid or payable currently for such period to (ii) the sum of (a) net cash interest expense paid or payable currently for such period plus (b) scheduled amortization of funded indebtedness (including capital leases) paid or payable currently in cash for such period plus (c) certain cash dividends to be mutually agreed (but excluding any cash dividends paid in connection with any recapitalization of the Parent Borrower and its subsidiaries that is not financed with the proceeds of borrowings under the ABL Facility).

For purposes of determining compliance with the Fixed Charge Coverage Ratio, any cash equity contribution or the proceeds from the sale of any equity (which shall be common equity, “qualified preferred equity” or other equity (such other equity to be on terms reasonably acceptable to the ABL Administrative Agent)) contributed to any Borrower on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for such fiscal quarter (such 10 business-day period, the “Standstill Period”) will, at the request of the Borrowers, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the Fixed Charge Coverage Ratio at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made and no more than five Specified Equity Contributions may be made during the term of the ABL Facility, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in pro-forma compliance with the Fixed Charge Coverage Ratio, (c) all Specified Equity Contributions shall be disregarded for purposes of determining any financial ratio-based conditions, pricing or any baskets with respect to the covenants contained in the ABL Facility Documentation, (d) there shall be no pro-forma or other reduction in indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Fixed Charge Coverage Ratio during the four fiscal quarter period following the making of the Specified Equity Contribution is made (commencing with the current quarter in which the Specified Equity Contribution is made) and (e) the Borrowers shall not be permitted to borrow or request Letters of Credit under the ABL Facility during any Standstill Period. The ABL Facility Documentation will contain a standstill provision with regard to exercise of remedies during the period in which any Specified Equity Contribution will be made.

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

Events of Default:	Events of Default will be limited to the following, in each case with customary and other exceptions and qualifications to be agreed: (i) nonpayment of principal, interest, fees or other amounts, (ii) failure to perform or observe covenants set forth in the ABL Facility Documentation within a specified period of time, where customary and appropriate, after notice or knowledge of such failure; (iii) any representation or warranty proving to have been materially incorrect when made or confirmed; (iv) cross-defaults to the First Lien Term Facility and the Second Lien Term Facility and to other indebtedness and derivatives obligations in an amount to be agreed; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) judgment defaults in an amount to be agreed and material nonmonetary judgment defaults; (viii) customary ERISA defaults; (ix) actual or asserted invalidity or impairment of any ABL Facility Documentation; and (x) Change of Control (to be defined).

Assignments and Participations:	ABL Facility Assignments: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each ABL Lender will be permitted to make assignments to other financial institutions (that are not affiliates of the Parent Borrower) in respect of the ABL Facility in a minimum amount equal to $2.5 million.

Consents: The consent of the Parent Borrower will be required unless (i) an Event of Default has occurred and is continuing or (ii) the assignment is to an ABL Lender, an affiliate of an ABL or an Approved Fund (as such term shall be defined in the ABL Facility Documentation), which consent shall not be unreasonably withheld or delayed and which consent shall be deemed given unless objected to within five business days of receipt of notice thereof. The consent of the ABL Administrative Agent, the Swingline Lender and the Issuing Bank will be required for any assignment (i) in respect of an unfunded commitment under the ABL Facility to an entity that is not an ABL Lender with a commitment in respect of the ABL Facility, an affiliate of such ABL Lender or an Approved Fund in respect of such ABL Lender or (ii) of any outstanding loan under the ABL Facility to an entity that is not an ABL Lender, an affiliate of an ABL Lender or an Approved Fund.

Assignments Generally. An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the ABL Administrative Agent in its sole discretion. Each ABL Lender will also have the right, without consent of the relevant Borrower or the ABL Administrative Agent, the Swingline Lender or the Issuing Bank, to assign as security all or part of its rights under the ABL Facility Documentation to any Federal Reserve Bank.

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

Participations. ABL Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the collateral securing the ABL Facility or all or substantially all of the value of the guaranty of the Borrowers’ obligations made by the Guarantors.

Waivers and Amendments:	Amendments and waivers of the provisions of the credit agreement and other ABL Facility Documentation will require the approval of at least two ABL Lenders collectively holding loans and commitments representing more than 50.0% of the aggregate amount of the loans and commitments under the ABL Facility (the “Required ABL Lenders”), except that (a) the consent of each ABL Lender shall be required with respect to (i) the waiver of certain conditions precedent to the initial credit extension under the ABL Facility, (ii) subject to the immediately succeeding paragraph, the amendment of certain of the pro-rata sharing provisions, (iii) the amendment of the voting percentages of the ABL Lenders, (iv) any changes to the Borrowing Base, advance rates or any defined term related thereto, where, in each case, the intent or effect of any such change is to increase the Borrowing Base, (v) the release of all or substantially all of the collateral securing the ABL Facility, and (vi) the release of all or substantially all of the value of the guaranty of the Borrowers’ obligations made by the Guarantors; (b) the consent of each ABL Lender affected thereby shall be required with respect to (i) increases or extensions in the commitment of such ABL Lender, (ii) reductions of principal, interest or fees and (iii) extensions of scheduled maturities or times for payment; and (c) no amendment or waiver affecting the rights or duties of the ABL Administrative Agent shall be effective unless in writing and signed by the ABL Administrative Agent.

The ABL Facility Documentation will contain provisions allowing the Borrowers to replace an ABL Lender in connection with amendments and waivers requiring the consent of all ABL Lenders or of all ABL Lenders directly affected thereby (so long as the Required ABL Lenders have consented to such amendments or waivers), increased costs, taxes, etc. and “defaulting” or insolvent ABL Lenders. The ABL Facility Documentation shall also contain customary limitations on defaulting lenders, including non-payment/escrow of amounts owed and exclusion for purposes of voting.

Indemnification:	The Borrowers will indemnify and hold harmless the ABL Administrative Agent, the ABL Lead Arrangers, each ABL Lender and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the ABL Facility, any other aspect of the Transaction, the Borrowers’ use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys’ fees and settlement costs and limitations on the number of such counsel. This indemnification shall survive and continue for the benefit of all such persons or entities, notwithstanding any failure of the ABL Facility to close.

Commitment Letter – Annex I

Confidential	Annex I	Project Beethoven

Governing Law:	New York.

Counsel to the ABL Administrative Agent and ABL Collateral Agent:	Fried, Frank, Harris, Shriver & Jacobson LLP.

Miscellaneous:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.

Commitment Letter – Annex I

Confidential	Addendum 1 to Annex I	Project Beethoven

ADDENDUM 1 TO ANNEX I

PRICING, FEES AND EXPENSES

$75,000,000 ASSET-BASED REVOLVING CREDIT FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in Annex I to the Commitment Letter to which this Addendum 1 is attached.

Interest Rates:	The interest rates per annum applicable to the ABL Facility (other than in respect of Swingline Loans) will be the London interbank offered rate (“LIBOR”), adjusted for statutory reserves at the maximum rate whether or not applicable to any ABL Lender, plus the Applicable Margin (as hereinafter defined) or, at the option of the Borrowers, the Base Rate (to be defined as the highest of (x) the Bank of America prime rate, (y) the Federal Funds rate plus 0.50% and (z) LIBOR for a 30 day interest period as determined on such day plus 1.00%) plus the Applicable Margin.

The “Applicable Margin” means with respect to the ABL Facility, (i) initially 1.75% per annum, in the case of LIBOR advances, and 0.75% per annum, in the case of Base Rate advances and (ii) from and after the delivery by the Parent Borrower of the Borrowing Base certificate for the first full fiscal quarter completed after the Closing Date, a percentage per annum to be determined by reference to the following grid based on the average availability of the commitments under the ABL Facility during the immediately preceding fiscal quarter:

Average Availability (% of Line Cap)	LIBOR Loans	Base Rate Loans
> 66%	1.50%	0.50%

< 66% but > 33%	1.75%	0.75%

< 33%	2.00%	1.00%

Each Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans.

The Borrowers may select interest periods of one, two, three or six months for LIBOR advances (or, to the extent agreed to by all ABL Lenders under the ABL Facility, period of 12 months). Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

Default Rate:	During the continuance of a payment or bankruptcy Event of Default, interest will accrue (i) on the due but unpaid amounts at a rate of 2.00% per annum above the rate otherwise applicable to such loan and (ii) on any other outstanding amount at a rate of 2.00% per annum above the non-default interest rate then applicable to Base Rate loans under the ABL Facility, and will be payable on demand.

Commitment Letter – Addendum 1 to Annex I

Confidential	Annex I	Project Beethoven

Commitment Fee:	The Borrowers shall initially pay a commitment fee of 0.375% per annum on the average daily unused portion of the ABL Facility, calculated based upon the actual number of days elapsed over a 360-day year payable quarterly in arrears. From and after the delivery by the Parent Borrower to the ABL Administrative Agent of the Borrowing Base certificate for the first full fiscal quarter completed after the Closing Date, the commitment fee shall be determined by reference to the following grid based on the average utilization of the commitments under the ABL Facility during the immediately preceding fiscal quarter.

Average Usage (% of commitments)	Commitment Fee %
< 50%	0.375%
> 50%	0.25%

Such fees shall be distributed to the ABL Lenders (other than the Swingline Lender in its capacity as such) pro-rata in accordance with the amount of each such ABL Lender’s ABL Facility commitment, with exceptions for defaulting ABL Lenders.

Letter of Credit Fees:	A per annum fee equal to the Applicable Margin for LIBOR loans under the ABL Facility will accrue on the aggregate face amount of outstanding Letters of Credit under the ABL Facility, payable in arrears at the end of each quarter and upon the termination of the respective Letter of Credit, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the ABL Lenders pro-rata in accordance with the amount of each such Lender’s ABL Facility commitment, with exceptions for defaulting ABL Lenders. In addition, the Borrowers shall pay to each Issuing Bank, for its own account, (a) a fronting fee not in excess of 0.125% upon the aggregate face amount of outstanding Letters of Credit, payable in arrears at the end of each quarter and upon the termination of the ABL Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees and similar charges.

Calculation of Interest and Fees:	Other than calculations in respect of interest at the Base Rate (which shall, to the extent based upon the Bank of America prime rate, be made on the basis of actual number of days elapsed in a 365/366-day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:	Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with failures to borrow after the giving of a borrowing notice and prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and a customary tax gross-up.

Commitment Letter – Addendum 1 to Annex I

Confidential	Annex I	Project Beethoven

Expenses:	The Borrowers will pay all reasonable costs and expenses associated with the preparation, due diligence, syndication, closing, administration, and enforcement of all ABL Facility Documentation, including, without limitation, the legal fees of counsel to the ABL Administrative Agent and the ABL Lead Arrangers, in each case, in the event the Closing Date occurs, and subject to a limitation on the number of such counsel as set forth in the Commitment Letter. The Borrowers will also pay the expenses of each ABL Lender in connection with the enforcement of any of the ABL Facility Documentation. The Parent Borrower shall pay all reasonable documented expenses of the ABL Administrative Agent for the field examination and for the appraisals of the Loan Parties’ inventory and equipment.

Commitment Letter – Addendum 1 to Annex I

Confidential	Annex II	Project Beethoven

ANNEX II

SUMMARY OF PRINCIPAL TERMS

$185,000,000 FIRST LIEN TERM FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified in the commitment letter (the “Commitment Letter”) to which this Annex II is attached.

Equity Investors:	Paulson & Co. Inc. (the “Sponsor”) and certain members of management of the Target (the “Rollover Investors and, together with the Sponsor, the “Equity Investors”). Upon consummation of the Transaction, 100% of the equity of Holdings will be directly or indirectly owned by the Equity Investors.

Holdings:	Pianissimo Holdings Corp., a Delaware corporation (“Holdings”).

Parent Borrower:	Initially AcquisitionCo and, following the merger of AcquisitionCo with and into the Target, the Target, a direct wholly-owned subsidiary of Holdings (the “Parent Borrower”).

Guarantors:	The obligations of the Parent Borrower under the First Lien Term Facility and under any treasury management, interest rate protection or other hedging arrangements entered into with a First Lien Term Lender (or any affiliate thereof) will be guaranteed (the “Guarantees”) by Holdings and each of the existing and future direct and indirect domestic subsidiaries of the Parent Borrower, other than (a) any subsidiary that is prohibited by law, regulation or by any contractual obligation existing on the Closing Date or on the date such subsidiary is acquired (so long as such prohibition is not incurred in contemplation of such acquisition) from providing such guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guaranty or where the provision of such guaranty would result in material adverse tax consequences as reasonably determined by the Parent Borrower, (b) any direct or indirect domestic subsidiary (i) substantially all of the assets of which consist of the equity of one or more Foreign Subsidiaries (as defined below) or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries (either of (i) or (ii), a “Disregarded Domestic Person”), (c) any domestic subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary and any domestic subsidiary that is an indirect subsidiary of a Disregarded Domestic Person, (d) any immaterial subsidiaries subject to thresholds to be agreed and (e) any subsidiary to the extent that the burden or cost of providing a guaranty outweighs the benefit afforded thereby as reasonably determined by the First Lien Administrative Agent and the Parent Borrower; provided that any Parent Borrower (other than the Parent Borrower) under, or guarantor of the ABL Facility will be a guarantor of the First Lien Term Facility (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”; the Parent Borrower and the Guarantors being herein referred to individually as a “Loan Party” and, collectively, as the “Loan Parties”). All guarantees will be guarantees of payment and not of collection. Any guarantees to be issued in respect of the ABL Facility and/or the Second Lien Term Facility shall be pari passu in right of payment with the obligations under the Guarantees.

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For purposes of the Facility Documentation with respect to the First Lien Term Facility (the “First Lien Term Facility Documentation”), “Foreign Subsidiary” means any direct or indirect subsidiary of the Parent Borrower organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

First Lien Administrative and First Lien Collateral Agent:	Bank of America, N.A. (“Bank of America”) will act as the sole administrative agent (in such capacity, the “First Lien Administrative Agent”) and as the collateral agent (in such capacity, the “First Lien Collateral Agent”) for the First Lien Term Lenders (as defined below).

First Lien Lead Arrangers and Book Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “MLPF&S”) and Deutsche Bank Securities Inc. (“DBSI”) will act as the joint lead arrangers and joint book running managers for the First Lien Term Facility (in such capacity, the “First Lien Lead Arrangers”).

First Lien Term Facility:	A $185.0 million (stated amount) first lien term facility (the “First Lien Term Facility” and the Lenders thereunder, “First Lien Term Lenders”), all of which will be drawn on the Closing Date. The First Lien Term Lenders will be entitled to receive on the Closing Date an upfront fee equal to 1.0% of their loans under the First Lien Term Facility (the “First Lien Term Loans”). At the option of the First Lien Lead Arrangers, this upfront fee may instead be effected by netting the amount thereof from the First Lien Term Loans borrowed on the Closing Date.

Incremental First Lien Term Facility:

The First Lien Term Facility Documentation will permit the Parent Borrower to add one or more incremental term loan facilities to the First Lien Term Facility (each, an “Incremental First Lien Term Facility” and the loans thereunder “Incremental First Lien Term Loans”) in an aggregate amount not to exceed the sum of (a) $25.0 million plus (b) an additional $100.0 million, so long as, in the case of this clause (b), the first lien net leverage ratio (calculated net of up to $25.0 million of unrestricted cash and cash equivalents) with financial definitions to be agreed (the “First Lien Net Leverage Ratio”) of Holdings and its subsidiaries does not exceed 3.25 to 1.00, in each case on a pro-forma basis for the most recently ended fiscal quarter for which financial statements are required to be delivered and after giving effect to such Incremental First Lien Term Facility and the borrowings thereunder (assuming the full drawing or utilization of any Incremental First Lien Term Facility), and in the case of each such Incremental First Lien Term Facility incurred pursuant to clauses (a) and (b), in an aggregate amount equal to or exceeding $10.0 million; provided that: (i) no First Lien Term Lender will be required to participate in any such Incremental First Lien Term Facility; (ii) no event of default or default exists or would exist after giving effect thereto; (iii) the representations and warranties in the First Lien Term Facility Documentation shall be true and correct in all material respects; (iv) the final maturity date of any such Incremental First Lien

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Term Facility shall be no earlier than the final maturity date for the First Lien Term Facility; (v) the weighted average life to maturity of any Incremental First Lien Term Facility shall be no shorter than the weighted average life to maturity of the First Lien Term Facility; (vi) the Incremental First Lien Term Facility shall share ratably in any prepayments of the First Lien Term Facility; (vii) the Incremental First Lien Term Loans shall not (nor shall their proceeds) replace, refinance or refund unsecured indebtedness or other obligations which are secured by liens on Collateral junior in priority to those granted under the First Lien Term Facility Documentation; (viii) the interest margins for the Incremental First Lien Term Facility shall be determined by the Parent Borrower and the lenders of the Incremental First Lien Term Facility; provided that, in the event that the interest margins for any Incremental First Lien Term Facility are greater than the Applicable Margins for the First Lien Term Facility by more than 50 basis points, then the Applicable Margins for the First Lien Term Facility shall be increased to the extent necessary so that the interest margins for the Incremental First Lien Term Facility are not more than 50 basis points higher than the Applicable Margins for the First Lien Term Facility; provided, further, that in determining the interest margins applicable to the First Lien Term Facility and the Applicable Margins for the Incremental First Lien Term Facility, (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Parent Borrower for the account of the First Lien Term Lenders of the First Lien Term Facility or the Incremental First Lien Term Facility in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the First Lien Lead Arrangers (or their respective affiliates) in connection with the First Lien Term Facility or to one or more arrangers (or their affiliates) of the Incremental First Lien Term Facility shall be excluded, and (z) if the LIBOR or Base Rate floor for the Incremental First Lien Term Facility is greater than the LIBOR or Base Rate floor, respectively, for the existing First Lien Term Facility, the difference between such floor for the Incremental First Lien Term Facility and the existing First Lien Term Facility shall be equated to an increase in the Applicable Margin for purposes of this clause (viii); (ix) each Incremental First Lien Term Facility shall be secured by a pari passu lien on the Collateral (as hereinafter defined) securing the First Lien Term Facility in each case on terms and pursuant to documentation reasonably satisfactory to the First Lien Administrative Agent; and (x) any Incremental First Lien Term Facility shall be on terms and pursuant to documentation to be determined, provided that, to the extent such terms and documentation are not consistent with the First Lien Term Facility (except to the extent permitted by clauses (iv), (v) or (viii) above), they shall be reasonably satisfactory to the First Lien Administrative Agent. The Parent Borrower shall seek commitments in respect of any Incremental First Lien Term Facility from existing Lenders or from additional banks, financial institutions and other institutional lenders reasonably acceptable to the First Lien Administrative Agent who will become First Lien Term Lenders in connection therewith.

Purpose:	The proceeds of loans under the First Lien Term Facility will be used by the Parent Borrower on the Closing Date to finance a portion of the

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Transaction (including fees and expenses). The proceeds of any Incremental First Lien Term Facility (except as set forth opposite the caption “Incremental First Lien Facility” above) may be used after the Closing Date for general corporate purposes of the Parent Borrower and its subsidiaries, including the financing of capital expenditures, permitted acquisitions, other permitted investments, restricted payments and any other purpose not prohibited by the First Lien Term Facility Documentation.

Closing Date:	The date of the execution of the First Lien Term Facility Documentation, to occur on or before the Termination Date.

Interest Rates; Commitment Fees; Other Pricing Provisions; Expenses:	As set forth in Addendum 1 to this Annex II.

Scheduled Amortization; Final Maturity:	The First Lien Term Facility will be subject to quarterly amortization of principal, in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original stated principal amount of the First Lien Term Loans, with the first such payment being payable at the end of the first full fiscal quarter ending after the Closing Date and final payment of all amounts outstanding, plus accrued interest, being due on the sixth anniversary of the Closing Date.

Mandatory Prepayments:	Subject to the application of payments set forth below, loans under the First Lien Term Facility shall be prepaid in amounts equal to:

(a)	within 90 days after the end of each fiscal year of the Parent Borrower, 50% (subject to decreases to 25% and 0% based on Total Net Leverage Ratio (as defined below) levels to be agreed) of Excess Cash Flow (to be defined in the First Lien Term Facility Documentation) of Holdings and its subsidiaries.

(b)	100% of all net cash proceeds (i) from sales or other non-ordinary course dispositions of property and assets of Holdings and its subsidiaries (other than ABL Priority Collateral and certain other exceptions to be agreed in the First Lien Term Facility Documentation) and (ii) of casualty proceeds and condemnation awards, subject, in all cases, to reinvestment provisions (with any reinvestment period not exceeding 12 months) and thresholds and other exceptions to be agreed.

(c)	100% of all net cash proceeds from the issuance or incurrence after the Closing Date of debt of Holdings or any of its subsidiaries (other than permitted debt).

All such mandatory prepayments shall be applied first, to the next eight (8) scheduled installments of the First Lien Term Facility as directed by the Parent Borrower (or in the absence of direction, in direct order of maturity) and second, ratably to the then remaining scheduled installments of the First Lien Term Facility on a pro-rata basis.

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Mandatory prepayments shall be made together with reimbursement for any funding losses and redeployment costs of the First Lien Term Lenders resulting from repayment of LIBOR advances other than at the end of the applicable interest periods, but otherwise without premium or penalty.

Optional Prepayments:	At any time, the First Lien Term Facility may be prepaid in whole or in part without premium or penalty except as set forth opposite the heading “Call Premium” below, except that any prepayment of LIBOR advances other than at the end of the applicable interest periods shall be made with reimbursement for any funding losses and redeployment costs of the First Lien Term Lenders resulting therefrom. Each such prepayment of the First Lien Term Facility shall be applied as directed by the Parent Borrower or, failing such direction, in direct order to the scheduled amortization of the First Lien Term Facility (including the final maturity).

Call Premium:	In connection with any Repricing Transaction (as defined below) prior to the first anniversary of the Closing Date, the Parent Borrower will be subject to a prepayment premium of 1.00% of the principal amount of any portion of the First Lien Term Facility prepaid or, in the case of any amendment, the principal amount of the First Lien Term Facility outstanding immediately prior to such amendment.

For purposes of the First Lien Term Facility Documentation, “Repricing Transaction” means the refinancing or repricing by the Parent Borrower of all or any portion of a First Lien Term Facility (x) from or in anticipation of the proceeds of any indebtedness (excluding in connection with any change of control transaction) incurred by the Parent Borrower or any Subsidiary or (y) in connection with any amendment to the First Lien Term Facility Documentation, in either case, having or resulting in an effective interest rate as of the date of such refinancing or repricing that is (and not by virtue of any fluctuation in any “base” rate) less than the interest rate applicable to the applicable First Lien Term Loans as of the date of such refinancing or repricing.

Discounted Non-Pro-Rata Voluntary Prepayments:

The First Lien Term Facility Documentation will provide that, so long as no default or event of default is continuing, the Parent Borrower may voluntarily prepay First Lien Term Loans through modified Dutch auctions open to all First Lien Term Lenders on a pro-rata basis in accordance with customary procedures to be agreed; provided that (i) in connection with any such prepayment, the Parent Borrower will make a representation reasonably satisfactory to the First Lien Administrative Agent as to disclosure of information, including that it is not in possession of material non-public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities that (x) has not been disclosed to the First Lien Term Lenders (other than any First Lien Term Lender that does not wish to receive material non public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities) prior to such date or (y) could reasonably be expected to have a material effect upon the market price of the First Lien Term Loans or otherwise be material with respect to the decision of a First Lien Term Lender’s

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decision to accept such voluntary prepayment, (ii) any such voluntary prepayment shall be funded exclusively with (x) cash on hand (which, in any event, shall not include proceeds of the ABL Facility) or (y) the proceeds of one or more qualifying equity issuances by Holdings (other than a Specified Equity Contribution) the proceeds of which have been contributed to the common equity capital of the Parent Borrower not otherwise applied, and if funded with cash on hand, the Parent Borrower’s consolidated liquidity (to be defined as pro-forma unrestricted cash and cash equivalents) shall be in a minimum amount to be agreed and (iii) the Parent Borrower shall immediately extinguish all indebtedness related thereto.

Security:	Subject to the Certain Funds Provision, Holdings, the Parent Borrower and each of the Subsidiary Guarantors shall grant the First Lien Collateral Agent, for the benefit of the First Lien Term Lenders, valid and perfected first priority (subject to certain exceptions to be set forth in the First Lien Term Facility Documentation) liens and security interests in all of the Parent Borrower’s and all of the Guarantors’ existing and future (a) shares of capital stock of (or other ownership or profit interests in) each of its present and future subsidiaries (limited, in the case of each entity that is a Foreign Subsidiary or a Disregarded Domestic Person, to a pledge of 100% of the non-voting stock and other non-voting equity interests (if any) and 65% of the voting stock and other voting equity interests of each such first-tier Foreign Subsidiary or Disregarded Domestic Person), (b) intercompany debt owing to the Parent Borrower, Holdings and each Subsidiary Guarantor and (c) all of the other property and assets, real and personal, of the Parent Borrower, Holdings and each other Guarantor not comprising ABL Priority Collateral, including, but not limited to, machinery and equipment, owned real estate, leaseholds, fixtures, patents, trademarks, tradenames and copyrights; and all proceeds and products of the property and assets described in clauses (a), (b) and (c) above, in each case, subject to exclusions to be agreed (collectively, the “Term Priority Collateral”).

In addition, Holdings, the Parent Borrower and each of the Subsidiary Guarantors shall grant the First Lien Collateral Agent, for the benefit of the First Lien Term Lenders, valid and perfected second priority (subject to certain exceptions to be set forth in the First Lien Term Facility Documentation) liens and security interests (junior only to the ABL Lenders) in all of the Parent Borrower’s and all of the Guarantors’ existing and future cash, cash equivalents, bank accounts (other than zero balance, disbursements accounts, accounts used solely to fund payroll, payroll taxes or employee benefits in the ordinary course of business and local cash accounts that are not part of the cash management system (to be defined) which individually do not at any time contain funds in excess of a threshold amount to be agreed and, together with all other such local cash accounts, do no exceed an aggregate threshold amount to be agreed), accounts receivable, other receivables, chattel paper, inventory, books and records, letters of credit, letter of credit rights and supporting obligations, documents, general intangibles (excluding, for the avoidance of doubt, trademark, trade names and other intellectual property), insurance and instruments related thereto and all proceeds of the foregoing,

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excluding, however, the Term Priority Collateral and the Excluded Assets (as defined below) (collectively, the “ABL Priority Collateral” and, together with the Term Priority Collateral, the “Collateral”).

Notwithstanding the foregoing, the Collateral shall exclude (collectively, “Excluded Assets”): (i) leased real property and fee owned real property with a value lower than an amount to be agreed; (ii) voting equity interests of any Foreign Subsidiary in excess of 65% of the outstanding voting capital stock of such Foreign Subsidiary; (iii) interests in partnerships, joint ventures and non-wholly-owned subsidiaries which cannot be pledged without the consent of one or more third parties or which, if pledged, would result in adverse tax or accounting consequences to the applicable Loan Party; (iv) any property subject to a capital lease, purchase money security interest or, in the case of after-acquired property, pre-existing capital leases or purchase money debt; (v) any lease, license or other agreement or similar arrangement existing on the Closing Date (other than those comprising or relating to accounts receivable or inventory intended to be included in the Borrowing Base (as defined in the ABL Facility Term Sheet), or affecting the sale or collectability thereof) to the extent that a grant of a security interest therein would violate the terms of any such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Parent Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (vi) assets other than accounts receivable and inventory of a Loan Party with respect to which a security interest is prohibited by or in violation of any law, rule or regulation applicable to such Loan Party after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (vii) commercial tort claims below an amount to be agreed; (viii) (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including, without limitation, sales tax accounts, (c) escrow accounts, and (d) fiduciary or trust accounts, and, in the case of clauses (a) through (d), the funds or other property held in or maintained in any such account; (ix) those assets as to which the First Lien Administrative Agent and the Parent Borrower reasonably agree that the cost to any Loan Party of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the First Lien Term Lenders of the security to be afforded thereby; and (x) certain other exceptions to be mutually agreed.

Furthermore, (a) neither the Parent Borrower nor the Guarantors will be required to perfect security interests (x) in motor vehicles or other assets covered by a certificate of title other than by the filing of UCC financing statements, (y) in letter-of-credit rights or other supporting obligations with a value less than an amount to be agreed and (z) in assets requiring perfection through control agreements (other than control of pledged capital stock to the extent required above or deposit

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or securities accounts requiring perfection through control agreements as contemplated by “Cash Dominion” in the ABL Facility Term Sheet), (b) no foreign law security or pledge agreements or foreign intellectual property fillings will be required, (c) any required mortgages will be permitted to be delivered after the Closing Date in accordance with the Certain Funds Provision and (d) the Parent Borrower and the Guarantors shall only be required to use commercially reasonable efforts to obtain landlord lien waivers, estoppel, warehouseman waiver or other collateral access or similar letter or agreement with respect to material properties.

Intercreditor Agreements:	The relative rights and priorities in the Collateral (i) among the ABL Lenders, the First Lien Term Lenders and the Second Lien Term Lenders will be set forth in an intercreditor agreement (the “ABL/Term Intercreditor Agreement”), which shall contain the terms that are customary for intercreditor agreements governing such facilities and (ii) among the First Lien Term Lenders and the Second Lien Term Lenders will be set forth in an intercreditor agreements (collectively, the “First/Second Lien Intercreditor Agreement” and together with the ABL/Term Intercreditor Agreement, the “Intercreditor Agreements”), which shall contain the terms that are customary for intercreditor agreements governing such facilities. Each of the collateral agent for the ABL Facility, the collateral agent for the First Lien Term Facility and the collateral agent for the Second Lien Term Facility shall execute the Intercreditor Agreements on the Closing Date upon the initial funding of the Facilities.

Conditions Precedent to Credit Extensions on the Closing Date:	Those specified in Section 5 of the Commitment Letter and in the CP Annex, subject to the Certain Funds Provision.

Representations and Warranties:	Subject on the Closing Date to the Certain Funds Provision, usual and customary for facilities and transactions of this type and otherwise to be agreed between the Parent Borrower and the First Lien Lead Arrangers, but in any event limited to the following (subject to materiality and other qualifications): (i) legal existence, qualification and power; (ii) due authorization and non-contravention of law, contracts or organizational documents; (iii) governmental and third party approvals and consents; (iv) enforceability; (v) accuracy and completeness of specified financial statements and other information and no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (to be defined in the First Lien Term Facility Documentation); (vi) no material litigation; (vii) no default; (viii) ownership of property; including disclosure of liens, properties, leases and investments; (ix) insurance matters; (x) environmental matters; (xi) tax matters; (xii); ERISA compliance; (xiii) identification of subsidiaries, equity interests and loan parties; (xiv) use of proceeds and not engaging in business of purchasing/carrying margin stock; (xv) status under Investment Company Act; (xvi) accuracy of disclosure; (xvii) compliance with laws; (xviii) intellectual property; (xix) solvency of the Parent Borrower and its subsidiaries on a consolidated basis; (xx) labor matters; (xxi) OFAC; (xxii) PATRIOT Act, (xxiii) no restricted junior payments; and (xxiv) collateral documents.

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Covenants:	Those affirmative and negative covenants (applicable to Holdings and its subsidiaries) customarily found in facilities and transactions of this type and otherwise to be agreed between the Parent Borrower and the First Lien Lead Arrangers giving due regard to current market conditions and applicable credit ratings, limited to the following (subject to materiality and other qualifications):

(a)	Affirmative Covenants – (i) delivery of financial statements, budgets and forecasts; (ii) delivery of certificates and other information; (iii) delivery of notices (of any default, material adverse condition, ERISA event, material change in accounting or financial reporting practices, disposition of property, incurrence of debt, change of debt rating); (iv) payment of obligations; (v) preservation of existence; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws; (ix) maintenance of books and records; (x) inspection rights; (xi) quarterly Lender updates; (xii) maintenance of credit ratings (but not any specific rating); (xiii) use of proceeds; (xiv) covenant to guarantee obligations and give security; (xv) compliance with environmental laws; (xvi) further assurances; (xvii) lien searches; (xviii) compliance with material contracts; and (xix) designation as senior debt.

(b)	Negative Covenants – Restrictions on: (i) liens; (ii) indebtedness (including guarantees or other contingent obligations); (iii) investments (including loans, advances and acquisitions); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) restricted junior payments (e.g., no dividends, repurchases, redemptions, distributions, buybacks or certain payments on certain debt); (vii) changes in the nature of business (including, in the case of Holdings, a prohibition on any business activities other than owning the capital stock of the Parent Borrower); (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds; (xi) amendments of organizational documents; (xii) changes in accounting policies or reporting practices and fiscal year end; (xiii) prepayments of other indebtedness; (xiv) modification or termination of documents related to subordinated indebtedness; (xv) sale/leaseback transactions; (xvi) granting negative pledges (other than any such negative pledge under the First Lien Term Facility Documentation); and (xvii) impairment of security interests; in each of the foregoing cases, with such exceptions as may be agreed upon in the First Lien Term Facility Documentation.

The restrictions on investments and restricted junior payments referenced above shall be subject to a carve-out in the amount of a building basket (the “Available Basket”) in a cumulative amount equal to (a) the retained portion of Excess Cash Flow (i.e., Excess Cash Flow not otherwise required to be applied to prepay the Loans), plus (b) the fair market value

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of common equity capital contributions to the Parent Borrower (other than Specified Equity Contributions), plus (c) the net proceeds of sales of investments made using the Available Basket, plus (d) without duplication, returns, profits, distributions and similar amounts received on investments made using the Available Basket (up to the amount of the original investment).

(c)	Financial Covenant – The First Lien Term Facility Documentation will contain the following financial covenant with regard to Holdings and its subsidiaries on a consolidated basis: a maximum trailing four quarter Total Net Leverage Ratio, which will be set at levels providing for a 30.0% cushion off the consolidated EBITDA levels set forth in the Sponsor’s financial model (the “Model”) delivered to the Lead Arrangers on August 1, 2013.

“Total Net Leverage Ratio” shall mean for any four fiscal quarter period the ratio of (i) consolidated total debt (calculated net of up to $25.0 million of unrestricted cash and cash equivalents) to (ii) Consolidated EBITDA (to be defined) for such period.

For purposes of determining compliance with the Total Net Leverage Ratio, any cash equity contribution or the proceeds from the sale of any equity (which shall be common equity, “qualified preferred equity” or other equity (such other equity to be on terms reasonably acceptable to the First Lien Administrative Agent)) contributed to the Parent Borrower on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Parent Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the Total Net Leverage Ratio at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made and no more than five Specified Equity Contributions may be made during the term of the First Lien Term Facility, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Parent Borrower to be in pro-forma compliance with the Total Net Leverage Ratio, (c) all Specified Equity Contributions shall be disregarded for purposes of determining any financial ratio-based conditions, pricing or any baskets with respect to the covenants contained in the First Lien Term Facility Documentation and (d) there shall be no pro-forma or other reduction in indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Total Net Leverage Ratio during the four fiscal quarter period following the making of the

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Specified Equity Contribution is made (commencing with the current quarter in which the Specified Equity Contribution is made). The First Lien Term Facility Documentation will contain a standstill provision with regard to exercise of remedies during the period in which any Specified Equity Contribution will be made.

Events of Default:	Events of Default will be limited to the following, in each case with customary and other exceptions and qualifications to be agreed: (i) nonpayment of principal, interest, fees or other amounts, (ii) failure to perform or observe covenants set forth in the First Lien Term Facility Documentation within a specified period of time, where customary and appropriate, after notice or knowledge of such failure; (iii) any representation or warranty proving to have been materially incorrect when made or confirmed; (iv) cross-defaults to the ABL Facility and the Second Lien Term Facility and other indebtedness and derivatives obligations in an amount to be agreed; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) judgment defaults in an amount to be agreed and material nonmonetary judgment defaults; (viii) customary ERISA defaults; (ix) actual or asserted invalidity or impairment of any First Lien Term Facility Documentation; and (x) Change of Control (to be defined).

Assignments and Participations:	First Lien Term Facility Assignments: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each First Lien Term Lender will be permitted to make assignments to other financial institutions in respect of the First Lien Term Facility in a minimum amount equal to $1.0 million.

Consents: The consent of the Parent Borrower will be required unless (i) an Event of Default has occurred and is continuing or (ii) the assignment is to a First Lien Term Lender, an affiliate of a First Lien Term Lender or an Approved Fund (as such term shall be defined in the First Lien Term Facility Documentation), which consent shall not be unreasonably withheld or delayed and which consent shall be deemed given unless objected to within five business days of receipt of notice thereof. The consent of the First Lien Administrative Agent will be required for any assignment (i) in respect of an unfunded commitment under the First Lien Term Facility to an entity that is not a First Lien Term Lender with a commitment in respect of the First Lien Term Facility, an affiliate of such First Lien Term Lender or an Approved Fund in respect of such First Lien Term Lender or (ii) of any outstanding term loan to an entity that is not a First Lien Term Lender, an affiliate of a First Lien Term Lender or an Approved Fund.

Assignments Generally. An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the First Lien Administrative Agent in its sole discretion. Each First Lien Term Lender will also have the right, without consent of the Parent Borrower or the First Lien Administrative Agent, to assign as security all or part of its rights under the First Lien Term Facility Documentation to any Federal Reserve Bank.

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Participations. First Lien Term Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the collateral securing the First Lien Term Facility or all or substantially all of the value of the guaranty of the Parent Borrower’s obligations made by the Guarantors.

Affiliated Lenders. The First Lien Term Facility Documentation will provide that so long as no default or event of default is continuing, First Lien Term Loans may be assigned to Affiliated Lenders (as defined below) through open market purchases; provided that (i) in connection with any such open market purchase, the applicable Affiliated Lender will make a representation reasonably satisfactory to the First Lien Administrative Agent as to disclosure of information, including that it is not in possession of material non-public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities that (x) has not been disclosed to the First Lien Term Lenders (other than any First Lien Term Lender that does not wish to receive material non public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities) prior to such date or (y) could reasonably be expected to have a material effect upon the market price of the First Lien Term Loans or otherwise be material with respect to a First Lien Term Lender’s decision to assign First Lien Term Loans to such Affiliated Lender, (ii) no ABL Loans should be utilized to fund any such assignment; (iii) the assigning First Lien Term Lender and the Affiliated Lender purchasing such First Lien Term Lender’s First Lien Term Loans shall execute and deliver to the First Lien Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption; and (iv) no First Lien Term Loan may be assigned to an Affiliated Lender if, after giving effect to such assignment, Affiliated Lenders in the aggregate would own in excess of 20% of all First Lien Term Loans then outstanding.

For purposes of determining whether the Required First Lien Term Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, (C) directed or required the First Lien Administrative Agent, First Lien Collateral Agent or any First Lien Term Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document or (D) voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in any case does not adversely affect such Affiliated Lender disproportionately in any material respect as compared to other First Lien Term Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as First Lien Term Lenders that are not Affiliated Lenders voting on such matter. Affiliated Loan Funds shall not be subject to these limitations, and shall be entitled to vote as any other First Lien Term Lender; provided, however, that Affiliated Loan Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required First Lien Term Lenders.

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Confidential	Annex II	Project Beethoven

No Affiliated Lender will have any right (i) to attend (including by telephone) or receive notice of any meeting, conference call, correspondence or discussions (or portion thereof) among the First Lien Administrative Agent or any First Lien Term Lender to which representatives of the Loan Parties are not invited, or (ii) to receive any information or material prepared by the First Lien Administrative Agent or any First Lien Term Lender or any communication by or among the First Lien Administrative Agent and/or one or more First Lien Term Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its First Lien Term Loans required to be delivered to First Lien Term Lenders), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro-rata benefits of) any claim, in its capacity as a First Lien Term Lender, against the First Lien Administrative Agent, the First Lien Collateral Agent or any other First Lien Term Lender with respect to any duties or obligations or alleged duties or obligations of such First Lien Agent or any other such First Lien Term Lender under the First Lien Term Facility Documentation.

The First Lien Term Facility Documentation shall permit (but not require) an Affiliated Lender to contribute First Lien Term Loans purchased in open market purchases to Holdings for purposes of cancellation of such debt.

“Affiliated Lender” means, at any time, a First Lien Term Lender that is the Sponsor or any Affiliate of the Sponsor, other than (i) Holdings, the Parent Borrower or any Subsidiary of Holdings or the Parent Borrower or (ii) any natural person.

“Affiliated Loan Fund” means an Affiliate of Holdings (other than Holdings, the Parent Borrower or any of their respective subsidiaries) that is a bona fide debt fund or an investment vehicle that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which no member of the investor group or any other equity investor of Holdings or any direct or indirect parent company, directly or indirectly, possesses the power to direct or cause the direction of the investment policies of such entity or makes investment decisions for such entity.

Waivers and Amendments:

Amendments and waivers of the provisions of the credit agreement and other First Lien Term Facility Documentation will require the approval of First Lien Term Lenders holding loans and commitments representing more than 50.0% of the aggregate amount of the loans and commitments under the First Lien Term Facility (the “Required First Lien Term Lenders”), except that (a) the consent of each First Lien Term Lender shall be required with respect to (i) the waiver of certain conditions precedent to the initial credit extension under the First Lien Term Facility, (ii) subject to the immediately succeeding paragraph, the amendment of certain of the pro-rata sharing provisions, (iii) the amendment of the voting percentages of the First

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Confidential	Annex II	Project Beethoven

Lien Term Lenders, (iv) the release of all or substantially all of the collateral securing the First Lien Term Facility, and (v) the release of all or substantially all of the value of the guaranty of the Parent Borrower’s obligations made by the Guarantors; (b) the consent of each First Lien Term Lender affected thereby shall be required with respect to (i) increases or extensions in the commitment, (ii) reductions of principal, interest or fees, and (iii) extensions of scheduled maturities or times for payment, in each case, of such First Lien Term Lender, and (c) no amendment or waiver affecting the rights or duties of the First Lien Administrative Agent shall be effective unless in writing and signed by the First Lien Administrative Agent.

Modifications to provisions requiring pro-rata payments or sharing of payments shall only require approval of the Required First Lien Term Lenders, and non-pro rata distributions and commitment reductions will be permitted, in each case, in connection with loan buy-back or similar programs on terms to be mutually agreed (with customary voting and aggregate limitations). There will be provisions to permit “amend and extend” transactions on customary terms.

The First Lien Term Facility Documentation will contain provisions allowing the Parent Borrower to replace a First Lien Term Lender in connection with amendments and waivers requiring the consent of all First Lien Term Lenders or of all First Lien Term Lenders directly affected thereby (so long as the Required First Lien Term Lenders have consented to such amendments or waivers), increased costs, taxes, etc. and “defaulting” or insolvent First Lien Term Lenders. The First Lien Term Facility Documentation shall also contain customary limitations on defaulting lenders, including non-payment/escrow of amounts owed and exclusion for purposes of voting.

Indemnification:	The Parent Borrower will indemnify and hold harmless the First Lien Administrative Agent, the First Lien Lead Arrangers, each First Lien Term Lender and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the First Lien Term Facility, any other aspect of the Transaction, the Parent Borrower’s use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys’ fees and settlement costs and limitations on the number of such counsel. This indemnification shall survive and continue for the benefit of all such persons or entities, notwithstanding any failure of the First Lien Term Facility to close.

Governing Law:	New York.

Counsel to the First Lien Administrative

Agent and First Lien Collateral Agent:	Fried, Frank, Harris, Shriver & Jacobson LLP.

Miscellaneous:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.

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Confidential	Addendum 1 to Annex II	Project Beethoven

ADDENDUM 1 TO ANNEX II

PRICING, FEES AND EXPENSES

$185,000,000 FIRST LIEN TERM FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in Annex II to the Commitment Letter to which this Addendum 1 is attached.

Interest Rates:	The interest rates per annum applicable to the First Lien Term Facility will be the London interbank offered rate (“LIBOR”), adjusted for statutory reserves at the maximum rate whether or not applicable to any First Lien Term Lender, plus the Applicable Margin (as hereinafter defined) or, at the option of the Parent Borrower, the Base Rate (to be defined as the highest of (x) the Bank of America prime rate, (y) the Federal Funds rate plus 0.50% and (z) LIBOR for a 30 day interest period as determined on such day plus 1.00%) plus the Applicable Margin.

The “Applicable Margin” means with respect to the First Lien Term Facility, 4.50% per annum, in the case of LIBOR advances, and 3.50% per annum, in the case of Base Rate advances.

With respect to the interest rate per annum applicable to advances under the First Lien Term Facility, LIBOR shall be subject to a floor of 1.00% and the Base Rate shall be subject to a floor of 2.00%.

The Parent Borrower may select interest periods of one, two, three or six months for LIBOR advances (or, to the extent agreed to by all First Lien Term Lenders under the First Lien Term Facility, period of 12 months). Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

Default Rate:	During the continuance of a payment or bankruptcy Event of Default, interest will accrue (i) on the due but unpaid amounts at a rate of 2.00% per annum above the rate otherwise applicable to such loan and (ii) on any other outstanding amount at a rate of 2.00% per annum above the non-default interest rate then applicable to Base Rate loans under the ABL Facility, and will be payable on demand.

Calculation of Interest and Fees:	Other than calculations in respect of interest at the Base Rate (which shall, to the extent based upon the Bank of America prime rate, be made on the basis of actual number of days elapsed in a 365/366-day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:	Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with failures to borrow after the giving of a borrowing notice and prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and a customary tax gross-up.

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Expenses:	The Parent Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, syndication, closing, administration, and enforcement of all First Lien Term Facility Documentation, including, without limitation, the legal fees of counsel to the First Lien Administrative Agent and the First Lien Lead Arrangers, in each case, in the event the Closing Date occurs, and subject to a limitation on the number of such counsel as set forth in the Commitment Letter. The Parent Borrower will also pay the expenses of each First Lien Term Lender in connection with the enforcement of any of the First Lien Term Facility Documentation.

Commitment Letter – Addendum 1 to Annex II

Confidential	Annex III	Project Beethoven

ANNEX III

SUMMARY OF PRINCIPAL TERMS

$100,000,000 SECOND LIEN TERM FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified in the commitment letter (the “Commitment Letter”) to which this Annex III is attached.

Equity Investors:	Paulson & Co. Inc. (the “Sponsor”) and certain members of management of the Target (the “Rollover Investors and, together with the Sponsor, the “Equity Investors”). Upon consummation of the Transaction, 100% of the equity of Holdings will be directly or indirectly owned by the Equity Investors.

Holdings:	Pianissimo Holdings Corp., a Delaware corporation (“Holdings”).

Parent Borrower:	Initially AcquisitionCo and, following the merger of AcquisitionCo with and into the Target, the Target, a direct wholly-owned subsidiary of Holdings (the “Parent Borrower”).

Guarantors:	The obligations of the Parent Borrower under the Second Lien Term Facility will be guaranteed (the “Guarantees”) by Holdings and each of the existing and future direct and indirect domestic subsidiaries of the Parent Borrower, other than (a) any subsidiary that is prohibited by law, regulation or by any contractual obligation existing on the Closing Date or on the date such subsidiary is acquired (so long as such prohibition is not incurred in contemplation of such acquisition) from providing such guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guaranty or where the provision of such guaranty would result in material adverse tax consequences as reasonably determined by the Parent Borrower, (b) any direct or indirect domestic subsidiary (i) substantially all of the assets of which consist of the equity of one or more Foreign Subsidiaries (as defined below) or (ii) that is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries (either of (i) or (ii), a “Disregarded Domestic Person”), (c) any domestic subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary and any domestic subsidiary that is an indirect subsidiary of a Disregarded Domestic Person, (d) any immaterial subsidiaries subject to thresholds to be agreed and (e) any subsidiary to the extent that the burden or cost of providing a guaranty outweighs the benefit afforded thereby as reasonably determined by the Second Lien Administrative Agent and the Parent Borrower; provided that any Parent Borrower (other than the Parent Borrower) under, or guarantor of the ABL Facility will be a guarantor of the Second Lien Term Facility (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”; the Parent Borrower and the Guarantors being herein referred to individually as a “Loan Party” and, collectively, as the “Loan Parties”). All guarantees will be guarantees of payment and not of collection. Any guarantees to be issued in respect of the ABL Facility and/or the First Lien Term Facility shall be pari passu in right of payment with the obligations under the Guarantees.

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For purposes of the Facility Documentation with respect to the Second Lien Term Facility (the “Second Lien Term Facility Documentation”), “Foreign Subsidiary” means any direct or indirect subsidiary of the Parent Borrower organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

Second Lien Administrative and Second Lien Collateral Agent:	Bank of America, N.A. (“Bank of America”) will act as the sole administrative agent (in such capacity, the “Second Lien Administrative Agent”) and as the collateral agent (in such capacity, the “Second Lien Collateral Agent”) for the Second Lien Term Lenders (as defined below).

Second Lien Lead Arrangers and Book Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “MLPF&S”) and Deutsche Bank Securities Inc. (“DBSI”) will act as the joint lead arrangers and joint book running managers for the Second Lien Term Facility (in such capacity, the “Second Lien Lead Arrangers”).

Second Lien Term Facility:	A $100.0 million (stated amount) second lien term facility (the “Second Lien Term Facility” and the Lenders thereunder, “Second Lien Term Lenders”), all of which will be drawn on the Closing Date. The Second Lien Term Lenders will be entitled to receive on the Closing Date an upfront fee equal to 2.0% of their loans under the Second Lien Term Facility (the “Second Lien Term Loans”). At the option of the Second Lien Lead Arrangers, this upfront fee may instead be effected by netting the amount thereof from the Second Lien Term Loans borrowed on the Closing Date.

Purpose:	The proceeds of loans under the Second Lien Term Facility will be used by the Parent Borrower on the Closing Date to finance a portion of the Transaction (including fees and expenses).

Closing Date:	The date of the execution of the Second Lien Term Facility Documentation, to occur on or before the Termination Date.

Interest Rates; Commitment Fees; Other Pricing Provisions; Expenses:	As set forth in Addendum 1 to this Annex III.

Scheduled Amortization; Final Maturity:	The Second Lien Term Facility will not be subject to amortization and final payment of all amounts outstanding, plus accrued interest, shall be due on the seventh anniversary of the Closing Date.

Mandatory Prepayments:	Subject to the provisions of the First Lien Term Facility and the First/Second Lien Intercreditor Agreement, loans under the Second Lien Term Facility shall be subject to substantially the same terms (but shall be limited to those mandatory prepayments) to be set forth in the definitive documentation for the First Lien Term Facility with appropriate modifications (including component definitions) to reflect the second lien status of the Second Lien Term Facility.

No mandatory prepayments of loans under the Second Lien Term Facility shall be required until amounts outstanding under the First

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Lien Term Facility and any Incremental First Lien Term Facility have been paid in full and all commitments terminated under such facilities, except that mandatory prepayments declined by the lenders under the First Lien Term Facility or any such Incremental First Lien Term Facility shall be offered to the Second Lien Term Lenders on a pro-rata basis as prepayment of their loans under the Second Lien Term Facility (in each case, for the avoidance of doubt, without any penalty or premium), and to the extent such prepayment is declined, shall be retained by the Parent Borrower.

Optional Prepayments:	Subject to the provisions of the First Lien Term Facility, at any time, the Second Lien Term Facility may be prepaid in whole or in part, if and only to the extent permitted under the First Lien Term Facility, without premium or penalty except as set forth opposite the heading “Call Premium” below, except that any prepayment of LIBOR, advances other than at the end of the applicable interest periods shall be made with reimbursement for any funding losses and redeployment costs of the Second Lien Term Lenders resulting therefrom. Each such prepayment of the Second Lien Term Facility shall be applied to the payment due at the final maturity of the Second Lien Term Facility.

Call Premium:	(i) In the case of any optional prepayment occurring during the first year after the Closing Date, 3.00% of Second Lien Term Loans so prepaid, (ii) in the case of any optional prepayment occurring on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 2.00% of Second Lien Term Loans so prepaid, (iii) in the case of any optional prepayment occurring on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, 1.00% of Second Lien Term Loans so prepaid and (iv) in the case of any optional prepayment occurring thereafter, 0% of Second Lien Term Loans so prepaid.

Discounted Non-Pro-Rata Voluntary Prepayments:

The Second Lien Term Facility Documentation will provide that, subject to the provisions of the First Lien Term Facility and the First/Second Lien Intercreditor Agreement and so long as no default or event of default is continuing, the Parent Borrower may voluntarily prepay Second Lien Term Loans through modified Dutch auctions open to all Second Lien Term Lenders on a pro-rata basis in accordance with customary procedures to be agreed; provided that (i) in connection with any such prepayment, the Parent Borrower will make a representation reasonably satisfactory to the Second Lien Administrative Agent as to disclosure of information, including that it is not in possession of material non-public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities that (x) has not been disclosed to the Second Lien Term Lenders (other than any Second Lien Term Lender that does not wish to receive material non public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities) prior to such date or (y) could reasonably be expected to have a material effect upon the market price of the Second Lien Term Loans or otherwise be material with respect to the decision of a Second Lien Term Lender’s decision to accept such voluntary prepayment, (ii) any such voluntary prepayment shall be funded exclusively with (x) cash on hand (which, in any event, shall not include proceeds of the ABL

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Facility) or (y) the proceeds of one or more qualifying equity issuances by Holdings (other than a Specified Equity Contribution) the proceeds of which have been contributed to the common equity capital of the Parent Borrower not otherwise applied, and if funded with cash on hand, the Parent Borrower’s consolidated liquidity (to be defined as pro-forma unrestricted cash and cash equivalents) shall be in a minimum amount to be agreed and (iii) the Parent Borrower shall immediately extinguish all indebtedness related thereto.

Security:	Subject to the Certain Funds Provision, Holdings, the Parent Borrower and each of the Subsidiary Guarantors shall grant the Second Lien Collateral Agent, for the benefit of the Second Lien Term Lenders, (subject to the exceptions to be set forth in the Second Lien Term Facility Documentation substantially similar to those set forth in the First Lien Term Facility Documentation) (i) valid and perfected second priority liens and security interests (junior only to the First Lien Term Lenders) in all of the Term Priority Collateral and (ii) valid and perfected third priority liens and security interests (junior only to the ABL Lenders and the First Lien Term Lenders) in all of the ABL Priority Collateral.

Intercreditor Agreements:	The relative rights and priorities in the Collateral (i) among the ABL Lenders, the First Lien Term Lenders and the Second Lien Term Lenders will be set forth in an intercreditor agreement (the “ABL/Term Intercreditor Agreement”), which shall contain the terms that are customary for intercreditor agreements governing such facilities and (ii) among the First Lien Term Lenders and the Second Lien Term Lenders will be set forth in an intercreditor agreements (collectively, the “First/Second Lien Intercreditor Agreement” and together with the ABL/Term Intercreditor Agreement, the “Intercreditor Agreements”), which shall contain the terms that are customary for intercreditor agreements governing such facilities. Each of the collateral agent for the ABL Facility, the collateral agent for the First Lien Term Facility and the collateral agent for the Second Lien Term Facility shall execute the Intercreditor Agreements on the Closing Date upon the initial funding of the Facilities.

Conditions Precedent to Credit Extensions on the Closing Date:	Those specified in Section 5 of the Commitment Letter and in the CP Annex, subject to the Certain Funds Provision.

Representations and Warranties:	Substantially the same as those set forth in the First Lien Term Facility Documentation, with appropriate modifications to reflect the second lien status of the Second Lien Term Facility.

Covenants:	(a)

Affirmative Covenants – Substantially the same as those set forth in the First Lien Term Facility Documentation, with (i) appropriate modifications to reflect the second lien status of the Second Lien Term Facility and (ii) additional cushions on the thresholds (if any) to the First Lien Term Facility in an amount to be mutually agreed but in any event not less than 10.0% greater than the cushions under the First Lien Term Facility Documentation.

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(b)	Negative Covenants – Substantially the same as those set forth in the First Lien Term Facility Documentation, with (i) appropriate modifications to reflect the second lien status of the Second Lien Term Facility and (ii) additional cushions on the “baskets” and covenant levels to the First Lien Term Facility in an amount to be mutually agreed but in any event not less than 10.0% greater than the cushions under the First Lien Term Facility Documentation.

(c)	Financial Covenant – Substantially the same as the financial covenant set forth in the First Lien Term Facility Documentation, except that the financial covenant will be set at levels providing for a 35.0% cushion off the consolidated EBITDA levels set forth in the Sponsor’s financial model (the “Model”) delivered to the Lead Arrangers on August 1, 2013.

Events of Default:	Substantially the same as those set forth in the First Lien Term Facility Documentation, with (i) appropriate modifications to reflect the second lien status of the Second Lien Term Facility and (ii) additional cushions on the threshold amounts to the First Lien Term Facility in an amount to be mutually agreed but in any event not less than 10.0% and (iii) with cross-acceleration and cross-payment default to the First Lien Term Facility (rather than cross-default), subject (in the case of cross-payment default only) to a 60-day waiver or cure period (unless the First Lien Term Facility is earlier accelerated).

Assignments and Participations:	Second Lien Term Facility Assignments: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Second Lien Term Lender will be permitted to make assignments to other financial institutions in respect of the Second Lien Term Facility in a minimum amount equal to $1.0 million.

Consents: The consent of the Parent Borrower will be required unless (i) an Event of Default has occurred and is continuing or (ii) the assignment is to a Second Lien Term Lender, an affiliate of a Second Lien Term Lender or an Approved Fund (as such term shall be defined in the Second Lien Term Facility Documentation), which consent shall not be unreasonably withheld or delayed and which consent shall be deemed given unless objected to within five business days of receipt of notice thereof. The consent of the Second Lien Administrative Agent will be required for any assignment (i) in respect of an unfunded commitment under the Second Lien Term Facility to an entity that is not a Second Lien Term Lender with a commitment in respect of the Second Lien Term Facility, an affiliate of such Second Lien Term Lender or an Approved Fund in respect of such Second Lien Term Lender or (ii) of any outstanding term loan to an entity that is not a Second Lien Term Lender, an affiliate of a Second Lien Term Lender or an Approved Fund.

Assignments Generally. An assignment fee in the amount of $3,500 will be charged with respect to each assignment unless waived by the Second Lien Administrative Agent in its sole discretion. Each Second Lien Term Lender will also have the right, without consent of the Parent Borrower or the Second Lien Administrative Agent, to assign as security all or part of its rights under the Second Lien Term Facility Documentation to any Federal Reserve Bank.

Commitment Letter – Annex III

Confidential	Annex III	Project Beethoven

Participations. Second Lien Term Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the collateral securing the Second Lien Term Facility or all or substantially all of the value of the guaranty of the Parent Borrower’s obligations made by the Guarantors.

Affiliated Lenders. The Second Lien Term Facility Documentation will provide that so long as no default or event of default is continuing, Second Lien Term Loans may be assigned to Affiliated Lenders (as defined below) through open market purchases; provided that (i) in connection with any such open market purchase, the applicable Affiliated Lender will make a representation reasonably satisfactory to the Second Lien Administrative Agent as to disclosure of information, including that it is not in possession of material non-public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities that (x) has not been disclosed to the Second Lien Term Lenders (other than any Second Lien Term Lender that does not wish to receive material non public information with respect to Holdings, the Parent Borrower, their subsidiaries or their respective securities) prior to such date or (y) could reasonably be expected to have a material effect upon the market price of the Second Lien Term Loans or otherwise be material with respect to a Second Lien Term Lender’s decision to assign Second Lien Term Loans to such Affiliated Lender, (ii) no ABL Loans should be utilized to fund any such assignment; (iii) the assigning Second Lien Term Lender and the Affiliated Lender purchasing such Second Lien Term Lender’s Second Lien Term Loans shall execute and deliver to the Second Lien Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption; and (iv) no Second Lien Term Loan may be assigned to an Affiliated Lender if, after giving effect to such assignment, Affiliated Lenders in the aggregate would own in excess of 20% of all Second Lien Term Loans then outstanding.

For purposes of determining whether the Required Second Lien Term Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, (C) directed or required the Second Lien Administrative Agent, Second Lien Collateral Agent or any Second Lien Term Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document or (D) voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in any case does not adversely affect such Affiliated Lender disproportionately in any material respect as compared to other Second Lien Term Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as Second Lien Term Lenders that are not Affiliated Lenders voting on such matter. Affiliated Loan Funds shall not be subject to these limitations, and shall be entitled to vote as

Commitment Letter – Annex III

Confidential	Annex III	Project Beethoven

any other Second Lien Term Lender; provided, however, that Affiliated Loan Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Second Lien Term Lenders.

No Affiliated Lender will have any right (i) to attend (including by telephone) or receive notice of any meeting, conference call, correspondence or discussions (or portion thereof) among the Second Lien Administrative Agent or any Second Lien Term Lender to which representatives of the Loan Parties are not invited, or (ii) to receive any information or material prepared by the Second Lien Administrative Agent or any Second Lien Term Lender or any communication by or among the Second Lien Administrative Agent and/or one or more Second Lien Term Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Second Lien Term Loans required to be delivered to Second Lien Term Lenders), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro-rata benefits of) any claim, in its capacity as a Second Lien Term Lender, against the Second Lien Administrative Agent, the Second Lien Collateral Agent or any other Second Lien Term Lender with respect to any duties or obligations or alleged duties or obligations of such Second Lien Agent or any other such Second Lien Term Lender under the Second Lien Term Facility Documentation.

The Second Lien Term Facility Documentation shall permit (but not require) an Affiliated Lender to contribute Second Lien Term Loans purchased in open market purchases to Holdings for purposes of cancellation of such debt.

“Affiliated Lender” means, at any time, a Second Lien Term Lender that is the Sponsor or any Affiliate of the Sponsor, other than (i) Holdings, the Parent Borrower or any Subsidiary of Holdings or the Parent Borrower or (ii) any natural person.

“Affiliated Loan Fund” means an Affiliate of Holdings (other than Holdings, the Parent Borrower or any of their respective subsidiaries) that is a bona fide debt fund or an investment vehicle that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which no member of the investor group or any other equity investor of Holdings or any direct or indirect parent company, directly or indirectly, possesses the power to direct or cause the direction of the investment policies of such entity or makes investment decisions for such entity.

Waivers and Amendments:

Amendments and waivers of the provisions of the credit agreement and other Second Lien Term Facility Documentation will require the approval of Second Lien Term Lenders holding loans and commitments representing more than 50.0% of the aggregate amount of the loans and commitments under the Second Lien Term Facility

Commitment Letter – Annex III

Confidential	Annex III	Project Beethoven

(the “Required Second Lien Term Lenders”), except that (a) the consent of each Second Lien Term Lender shall be required with respect to (i) the waiver of certain conditions precedent to the initial credit extension under the Second Lien Term Facility, (ii) subject to the immediately succeeding paragraph, the amendment of certain of the pro-rata sharing provisions, (iii) the amendment of the voting percentages of the Second Lien Term Lenders, (iv) the release of all or substantially all of the collateral securing the Second Lien Term Facility, and (v) the release of all or substantially all of the value of the guaranty of the Parent Borrower’s obligations made by the Guarantors; (b) the consent of each Second Lien Term Lender affected thereby shall be required with respect to (i) increases or extensions in the commitment of such Second Lien Term Lender, (ii) reductions of principal, interest or fees, and (iii) extensions of scheduled maturities or times for payment and (c) no amendment or waiver affecting the rights or duties of the Second Lien Administrative Agent shall be effective unless in writing and signed by the Second Lien Administrative Agent.

Modifications to provisions requiring pro-rata payments or sharing of payments shall only require approval of the Required Second Lien Term Lenders, and non-pro rata distributions and commitment reductions will be permitted, in each case, in connection with loan buy-back or similar programs on terms to be mutually agreed (with customary voting and aggregate limitations). There will be provisions to permit “amend and extend” transactions on customary terms.

The Second Lien Term Facility Documentation will contain provisions allowing the Parent Borrower to replace a Second Lien Term Lender in connection with amendments and waivers requiring the consent of all Second Lien Term Lenders or of all Second Lien Term Lenders directly affected thereby (so long as the Required Second Lien Term Lenders have consented to such amendments or waivers), increased costs, taxes, etc. and “defaulting” or insolvent Second Lien Term Lenders. The Second Lien Term Facility Documentation shall also contain customary limitations on defaulting lenders, including non-payment/escrow of amounts owed and exclusion for purposes of voting.

Indemnification:	Substantially the same as those set forth in the First Lien Term Facility Documentation, with appropriate modifications to reflect the second lien status of the Second Lien Term Facility.

Governing Law:	New York.

Counsel to the Second Lien Administrative Agent and Second Lien Collateral Agent:	Fried, Frank, Harris, Shriver & Jacobson LLP.
Miscellaneous:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.

Commitment Letter – Annex III

Confidential	Addendum 1 to Annex III	Project Beethoven

ADDENDUM 1 TO ANNEX III

PRICING, FEES AND EXPENSES

$100,000,000 SECOND LIEN TERM FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in Annex III to the Commitment Letter to which this Addendum 1 is attached.

Interest Rates:	The interest rates per annum applicable to the Second Lien Term Facility will be the London interbank offered rate (“LIBOR”), adjusted for statutory reserves at the maximum rate whether or not applicable to any Second Lien Term Lender, plus the Applicable Margin (as hereinafter defined) or, at the option of the Parent Borrower, the Base Rate (to be defined as the highest of (x) the Bank of America prime rate, (y) the Federal Funds rate plus 0.50% and (z) LIBOR for a 30 day interest period as determined on such day plus 1.00%) plus the Applicable Margin.

The “Applicable Margin” means with respect to the Second Lien Term Facility, 8.50% per annum, in the case of LIBOR advances, and 7.50% per annum, in the case of Base Rate advances.

With respect to the interest rate per annum applicable to advances under the Second Lien Term Facility, LIBOR shall be subject to a floor of 1.00% and the Base Rate shall be subject to a floor of 2.00%.

The Parent Borrower may select interest periods of one, two, three or six months for LIBOR advances (or, to the extent agreed to by all Second Lien Term Lenders under the Second Lien Term Facility, period of 12 months). Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

Default Rate:	During the continuance of a payment or bankruptcy Event of Default, interest will accrue (i) on the due but unpaid amounts at a rate of 2.00% per annum above the rate otherwise applicable to such loan and (ii) on any other outstanding amount at a rate of 2.00% per annum above the non-default interest rate then applicable to Base Rate loans under the ABL Facility, and will be payable on demand.

Calculation of Interest and Fees:	Other than calculations in respect of interest at the Base Rate (which shall, to the extent based upon the Bank of America prime rate, be made on the basis of actual number of days elapsed in a 365/366-day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:	Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with failures to borrow after the giving of a borrowing notice and prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and a customary tax gross-up.

Commitment Letter – Addendum 1 to Annex III

Confidential	Addendum 1 to Annex III	Project Beethoven

Expenses:	The Parent Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, syndication, closing, administration, and enforcement of all Second Lien Term Facility Documentation, including, without limitation, the legal fees of counsel to the Second Lien Administrative Agent and the Second Lien Lead Arrangers, in each case, in the event the Closing Date occurs, and subject to a limitation on the number of such counsel as set forth in the Commitment Letter. The Parent Borrower will also pay the expenses of each Second Lien Term Lender in connection with the enforcement of any of the Second Lien Term Facility Documentation.

Commitment Letter – Addendum 1 to Annex III

Confidential	Annex IV	Project Beethoven

ANNEX IV

CERTAIN ADDITIONAL CONDITIONS PRECEDENT

$75,000,000 ASSET-BASED REVOLVING CREDIT FACILITY

$185,000,000 FIRST LIEN TERM FACILITY

$100,000,000 SECOND LIEN TERM FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified in the Commitment Letter to which this Annex IV is attached.

The initial extensions of credit under the Facilities and the extension of the Term Loans under the Term Facilities will be subject to the satisfaction or waiver of the conditions precedent specified in Section 5 of the Commitment Letter, in each Term Sheet opposite the caption “Conditions Precedent to Credit Extensions on the Closing Date” and to the following:

(a)	Subject to the Certain Funds Provision, each of the Parent Borrower and the Guarantors to be party thereto shall have executed and delivered the Facility Documentation, and the Commitment Parties shall have received (i) (x) customary closing certificates (with evidence of incumbency and authorization by all necessary actions of shareholders, partners, managers, members and directors, as applicable), (y) customary UCC lien search results with respect to the Parent Borrower and the Guarantors (to the extent reasonably requested, or ordered, by counsel for the Lead Arrangers in a timely manner) and (z) payoffs/terminations, and legal opinions in customary form and (ii) a solvency certificate substantially in the form set forth in Exhibit A hereto from the chief financial officer or other officer with equivalent duties of the Parent Borrower (or, at the option of the Parent Borrower, a customary third-party opinion as to the solvency of the Parent Borrower and its subsidiaries on a consolidated basis).

(b)	Substantially concurrently with the initial fundings contemplated by the Commitment Letter, (i) the Parent Borrower shall have received cash proceeds from the issuance to the Sponsor and other co-investors (if any) of common equity (or other equity reasonably acceptable to the Commitment Parties) of Holdings (or other equity reasonably acceptable to the Commitment Parties), and the cash contribution thereof to the Parent Borrower (the “Equity Contribution”) in an amount equal to at least 35.0% of the total amount of the funds necessary to consummate the Transaction, (ii) the Facilities shall have become effective and (iii) on the Closing Date, after giving effect to the Transaction, neither Holdings nor any of its subsidiaries shall have any material indebtedness for borrowed money other than the Facilities, working capital facilities for foreign subsidiaries, other indebtedness incurred in the ordinary course of business, other indebtedness incurred that is permitted pursuant to the terms of the Acquisition Agreement, and other debt agreed to by the Commitment Parties and the Parent Borrower.

(c)	The Acquisition shall be consummated pursuant to the Acquisition Agreement substantially concurrently with the initial funding of the Facilities. No provision of the Acquisition Agreement shall have been amended or waived in any material respect or any material consent given thereunder, in each case, in a manner materially adverse to the Lenders (in their capacities as such) without the prior written consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned (it being agreed by the Lead Arrangers that, with respect to any consent to any amendment or waiver of the Acquisition Agreement, its consent shall be deemed to have been given if the Lead Arrangers do not object in writing to a written request for such consent within one business day after such request for consent is delivered to the Lead Arrangers in writing)); provided that (a) any reduction not in excess of 15% of the aggregate purchase price shall be deemed not to be materially adverse to the Lenders if such reduction is applied to reduce the Equity Contribution and the amount of funded debt on the Closing Date under the respective Facilities on a pro rata basis and (b) any amendment or waiver of the definition of Material Adverse Effect or the conditions precedent in the Acquisition Agreement shall require the consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned).

Commitment Letter – Annex IV

Confidential	Annex IV	Project Beethoven

(d)	Since January 1, 2013 through the date of the Acquisition Agreement, except as disclosed in (a) the Company SEC Documents (as defined in the Acquisition Agreement) filed with the SEC (as defined in the Acquisition Agreement) on or after January 1, 2010, and prior to the date of the Acquisition Agreement (excluding any exhibits or any disclosures in such SEC Filings contained in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosures in such SEC Filings that are forward-looking or cautionary in nature) or (b) the Company Disclosure Letter (as defined in the Acquisition Agreement (and provided to the Commitment Parties prior to the date hereof), there has not been any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Acquisition Agreement and interpreted in accordance with the second paragraph of numbered paragraph 8 of the Commitment Letter and as otherwise used herein, a “Closing Date Material Adverse Effect”). Since the date of the Acquisition Agreement, there shall not have been any change, effect, event or occurrence that, individually or in the aggregate with all other changes, effects, events or occurrences, has resulted in a Closing Date Material Adverse Effect.

(e)	In connection with a scheduled general syndication of the Facilities, (a) the prompt delivery to us of all information (the “Marketing Material Information”) concerning Holdings and the Target that is reasonably requested no more than 20 days after the date hereof by the Lead Arrangers, and necessary for the completion of customary marketing materials to be used in connection with such syndication and (b) at the written request of the Lead Arrangers, the hosting, with the Lead Arrangers, of one or more meetings of prospective Lenders at times and locations to be mutually agreed (and using your commercially reasonable efforts to cause the senior management and officers of the Target to be available for such meetings). If you shall in good faith reasonably believe that you have delivered the Marketing Material Information, you may deliver to the Lead Arrangers written notice to that effect (stating when you believe you completed any such delivery), in which case you shall be deemed to have delivered such Marketing Material Information on the date specified in such notice, unless the Lead Arrangers in good faith reasonably believe that you have not completed delivery of such Marketing Material Information and, within two business days after their receipt of such notice from you, the Lead Arrangers deliver a written notice to you to that effect (stating with specificity what Marketing Material Information you have not delivered).

(f)	The Commitment Parties shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target, for the three most recently completed fiscal years ended more than 90 days before the Closing Date; provided that the Commitment Parties acknowledge that they have received such audited financial statements and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target, for each subsequent fiscal quarter ended more than 45 days before the Closing Date, each prepared in accordance with generally accepted accounting principles in the United States.

(g)	The Commitment Parties shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Target as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended more than 45 days (or 100 days in the case such four fiscal quarter period is the end of the Target’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such pro forma balance sheet) and at the beginning of such period (in the case of such pro forma statement of income).

Commitment Letter – Annex IV

Confidential	Annex IV	Project Beethoven

(h)	The Administrative Agent shall have received, at least three business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested in writing at least 10 days prior to the Closing Date.

(i)	Payment of all fees and expenses due to the Lead Arrangers and the Initial Lenders under the Commitment Letter and the Fee Letter, to the extent invoiced at least two business days prior to the Closing Date (except as otherwise reasonably agreed by the Parent Borrower) and required to be paid on the Closing Date.

(j)	The Commitment Parties shall have been afforded a reasonable period of time to syndicate the Facilities, which in no event shall be less than 20 consecutive days from the delivery of the information described in paragraph (e) above (the “Facilities Marketing Period”); provided that that (x) the Facilities Marketing Period occurring in the month of November shall either conclude on November 27, 2013 or shall commence on December 2, 2013 and (y) the Facilities Marketing Period occurring in the month of December shall either conclude on December 13, 2013 or shall commence on January 6, 2014.

(k)	The Specified Representations and the Acquisition Agreement Representations shall be true in all material respects.

Commitment Letter – Annex IV

Confidential	Exhibit A to Annex IV	Project Beethoven

FORM OF SOLVENCY CERTIFICATE

[                    ], 2013

This Solvency Certificate (this “Certificate”) is being delivered pursuant to Section [    ] of that certain [    ]1 (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] [other officer with equivalent duties] of the Parent Borrower, and not individually, as follows:

1. I am familiar with the finances, properties, businesses and assets of Holdings and its Subsidiaries. I have reviewed the Credit Agreement and such other documentation and information and have made such investigation and inquiries, including, but not limited to, consultation with other officers of Holdings and the Parent Borrower responsible for financial and accounting functions concerning contingent liabilities, as I have deemed necessary and prudent to enable me to express an informed opinion as to the matters referred to herein.

2. After giving effect to the consummation of the Transaction, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

(i)	the fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis, at fair valuation, exceeds their debts and liabilities, subordinated, contingent, unliquidated, or otherwise;

(ii)	the present fair saleable value of the property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the total amount, on a consolidated basis, of their debts and other liabilities, subordinated, contingent, unliquidated, or otherwise;

(iii)	Holdings and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and

(iv)	Holdings and its Subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

[The remainder of this page intentionally left blank.]

[1]	Describe Credit Agreement.

Commitment Letter – Exhibit A to Annex IV

Confidential	Exhibit A to Annex IV	Project Beethoven

IN WITNESS WHEREOF, the undersigned has executed this Certificate in the undersigned’s capacity as [chief financial officer] [other officer with equivalent duties] of the Parent Borrower, on behalf of the Parent Borrower and not individually, as of the date first stated above.

[PARENT BORROWER]

By:
Name:
Title:

Commitment Letter – Exhibit A to Annex IV